SCHEDULE 14A

         Consent Solicitation Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                          Filed by the Registrant : [ ]
                 Filed by a Party other than the Registrant [ X]

                           Check the appropriate box:
                         [X] Preliminary Proxy Statement
 [ ] Confidential, for use of Commission only (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     CHRISKEN PARTNERS CASH INCOME FUND L.P.
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            MACKENZIE PATTERSON, INC.
                                ROBERT J. KORSLIN
     -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No Fee Required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

           -------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):

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      (4) Proposed maximum aggregate value of transaction: $15,000,000

           -------------------------------------------------------------------
      (5)  Total Fee Paid:
           -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

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

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

(1) Amount Previously Paid:

    -------------------------------
(2) Form, Schedule or Registration Statement no.:

    -------------------------------
(3) Filing Party:

    -------------------------------
(4) Date Filed:

    -------------------------------

MacKenzie Patterson, Inc.
1640 School Street
Moraga, California 94556

Robert J. Korslin
20630 Bartlett Drive
Brookfield, Wisconsin  53045

                               ____________, 2003

         Re: Proposal to Sell the Assets of ChrisKen Partners Cash Income Fund L.P. (the "Partnership")

Dear Unit holder:

We represent affiliates of MacKenzie Patterson, Inc. and Robert J. Korslin, who hold an aggregate of approximately 1,475 of the Partnership's units of limited partnership interest ("Units"), or approximately 4.1% of the total outstanding Units. We believe it is time for the Partnership to actively seek buyers for the Partnership's interests in its real properties (the "Properties"), and are writing to request your consent to direct the Partnership's General Partners to submit a proposal to market the Partnership's Properties and sell them upon receipt of an acceptable offer with a minimum specified price. We are not affiliated with the General Partners or the Partnership, but solicit your consent as fellow Unit holders. Except with respect to this joint solicitation of your consent, MacKenzie Patterson and Robert Korslin are not affiliated with one another and have no other business relationships.

The Properties owned by the Partnership consist of interests in two real properties: (i) a 99.9% interest, as sole general partner, in Springdale Associates Ltd., a Delaware limited partnership ("Springdale Associates"), which owns the land and buildings located at 2407-17 Springdale Road, Waukesha (Waukesha County), Wisconsin (the "Springdale Apartments"); and (ii) a 99.9% interest, as the sole general partner, in Chicago I Self-Storage, Ltd., an Illinois limited partnership (the "Halsted Partnership"), which owns the land and buildings located at 1015 North Halsted, Chicago, Illinois ("Gold CoastStorage"). ChrisKen Limited Partnership 1, the Associate General Partner, holds the remaining .1% interest as the sole limited partner in each of Springdale Associates and the Halsted Partnership.

As stated in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Partnership 10-K"), "The Partnership originally expected to begin an orderly liquidation of the Specified Properties after a period of operations of five to ten years. The Partnership has been operating for more than ten years." In fact, the Partnership was formed in 1987 and completed its offering of Units in 1989, some 14 years ago.

The General Partners have publicly disclosed that they are "continuing to explore opportunities that may be deemed advantageous to the Partnership, including sales of the Properties." The General Partners have not, however, announced any timetable for selling the Properties or described any actual marketing efforts to seek offers to purchase the Properties. The General Partners have disclosed that substantial time and Partnership resources have been expended during recent years "exploring" conversion to condominiums of the Springdale Apartments. In the Partnership 10-K, they announced that, "Reports by
.... third party real estate firms were not as positive with respect to condominiumization of the Property as the Managing General Partner had anticipated." Rather than abandon their long standing "exploration" of condominium conversion, however, the General Partners announced that their response to the bad news on condominium conversion is to "(commission) a more thorough feasibility report and (review) federal tax implications of selling the individual apartments as condominiums and selling the Property as a whole."

We think the General Partners have spent enough time exploring and should now actively market the sale of the Properties as a whole. In June 2002, an affiliate of Robert J. Korslin, one of the parties soliciting this consent, delivered to the Partnership a letter of intent describing an all cash offer to purchase both Properties for $15,000,000. The General Partners responded by stating that they "could not act on the offers to buy the properties" while "evaluating possible condominium conversion" and declined to pursue the proposed transaction. This solicitation does not seek approval of the purchase by Mr. Korslin or his affiliates of the Properties pursuant to that proposal. Mr. Korslin intends to renew his proposal to purchase the properties. We are not aware of any other offer to purchase the Properties. We believe that the terms of that proposal represent desirable terms for the sale of the Properties and acceptance of another offer on at least as favorable terms as that proposal would be in the best interests of the Unit holders.

We are not aware of any recent appraisals of the Properties, so cannot provide any independent estimate of the fair market value of the Partnership assets. The Partnership 10-K reports various tender offers for Units during 2002, including offers by MacKenzie Patterson, Inc. affiliates, for prices ranging from $280 to $310 per Unit, but there is no public market for the Units, so these prices cannot be viewed as representing the fair market value of the Units. Based on our analysis, if the Properties were sold for a cash purchase price of $15,000,000, then, after deducting estimated selling costs equal to 3% of the gross selling price, the net sales proceeds, plus the other net assets of the Partnership as reported in the Partnership 10-K, would provide cash available for distribution to the Unit holders in the approximate amount of $429 per Unit. We believe this represents a desirable liquidation value to the limited partners.

Article Q, Section 6 of the Partnership's Agreement of Limited Partnership provides that "Limited Partners holding at least 10% of the Units then outstanding can prepare and submit to the General Partner a proposal to sell all or substantially all of the Partnership's assets." By this solicitation, we ask you to consent to submit to the General Partner a proposal directing the General Partners to actively seek to market the Properties and to accept an all cash offer with a price of $15,000,000 or more, which is otherwise on commercially acceptable terms. If Limited Partners holding not less than 10% of the outstanding Units return to us signed consents, and such consents are not withdrawn, prior to ________, 2003, we will submit the foregoing proposal to the General Partners. According to Article Q, Section 6, the General Partner must then send the sale proposal to all partners, and, once submitted, the proposal will be approved or disapproved pursuant to the ballot procedures described in the Partnership Agreement. The proposal to sell the Properties will also propose that, if the proposal to sell the Properties is approved, the Partnership will reimburse to us our accountable costs to solicit this approval to submit the proposal to the General Partners.

We believe that the sale of the Properties and termination of the Partnership will achieve the investment objectives of the Partnership and fulfill the representations made by the General Partners in connection with the offering of Units. We would note that the General Partners have a material conflict of interest in seeking to continue the Partnership indefinitely. In each of the last two years, the Partnership has paid affiliates of the General Partners in excess of $490,000 in property management fees and reimbursement of property operating payroll, according to the Partnership 10-K.

If the Properties are sold and the Partnership terminated, the General Partners will receive no further fees or reimbursements from the Partnership. On the other hand, if the Partnership continues, the General Partners' affiliates will continue to collect fees and reimbursements, while the Limited Partners remain subject to the risk of any adverse change in the value of the Properties. In this regard, we would note that occupancies for each of the Properties have declined each of the last three years according to the Partnership 10-K. Furthermore, the Partnership has made no distributions to Unit holders since the second quarter of 2002, and the distribution level on Units has fallen each of the last two years.

We believe the time is right to sell the Properties and complete the Partnership's investment cycle. Please review the enclosed Consent Solicitation Statement and execute and return to us the enclosed Written Consent form as directed. If you have any questions, please contact MacKenzie Patterson at 800-854-8357 or Robert Korslin at 262-827-9652.


MACKENZIE PATTERSON, INC.
ROBERT J. KORSLIN

                         CONSENT SOLICITATION STATEMENT
                   FOR CHRISKEN PARTNERS CASH INCOME FUND L.P.

This Consent Solicitation Statement (this "Statement") is being furnished to holders of record ("Unit holders") of units of limited partnership interests ("Units") in CHRISKEN PARTNERS CASH INCOME FUND L.P., a Delaware limited partnership (the "Partnership"), as of the close of business on April 30, 2003 (the "Record Date"), in connection with this solicitation (the "Solicitation") of consents, upon the terms and subject to the conditions of this Statement and the accompanying form of consent (the "Consent Form"), by MacKenzie Patterson, Inc., a California corporation ("MacKenzie Patterson") that controls entities holding approximately 747.27 Units (approximately 2.1% of the outstanding Units) and Robert J. Korslin, who beneficially owns approximately 728 Units (or approximately 2% of the outstanding Units).

We hereby solicit your approval to submit to the General Partners of the Partnership a proposal to be disseminated to all Limited Partners of record to vote by written consent upon the sale of the Partnership's interests in two real properties (the "Properties") on commercially reasonable terms that are no less favorable to the Partnership than an all cash sale at an aggregate sales price of not less than $15,000,000. Neither MacKenzie Patterson nor Mr. Korslin is affiliated in any way with the General Partners of the Partnership, ChrisKen Income Properties, Inc. (the "Managing General Partner") and ChrisKen Limited Partnership I (the "Associate General Partner") (collectively, the "General Partners"), or any affiliates of the General Partners. In preparing this Consent Solicitation, MacKenzie Patterson and Mr. Korslin have relied as to factual matters relating to the Partnership and its operations on public information included in the Partnership's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, including the Partnership's annual report on Form 10-K for the year ended December 31, 2002 (the "Partnership 10-K").

As of the date hereof, the Partnership has not entered into any agreement for the sale of either of the Properties. Article Q, Section 6 of the Partnership's Agreement of Limited Partnership dated as of August 3, 1987 (the "Partnership Agreement") provides that "Limited Partners holding at least 10% of the Units then outstanding can prepare and submit to the General Partner a proposal to sell all or substantially all of the Partnership's assets." By this solicitation, we ask you to consent to submit to the General Partner a proposal directing the General Partners to actively seek to market the Properties and to accept an all cash offer with a price of $15,000,000 or more, which is otherwise on commercially acceptable terms. If Limited Partners holding not less than 10% of the outstanding Units return to us signed consents, and such consents are not withdrawn, prior to ________, 2003, we will submit the foregoing proposal to the General Partners. According to Article Q, Section 6, the General Partner must then send the sale proposal to all partners, and, once submitted, the proposal will be approved or disapproved pursuant to the ballot procedures described in the Partnership Agreement. The proposal to sell the Properties will also propose that, if the proposal to sell the Properties is approved, the Partnership will reimburse to us our accountable costs to solicit this approval to submit the proposal to the General Partners.

In addition, if this proposal is approved, and the General Partners' solicitation results in approval of the sale of the Properties on these terms, then, pursuant to the Partnership Agreement and at such time as the sale of both Properties is consummated, the General Partners would cause the Partnership to be terminated, and subject to any contingent liabilities, would distribute liquidation proceeds to the Unit holders.

We estimate that, assuming the aggregate proceeds of $15,000,000 from the sale of the Properties, then, after deducting estimated selling costs equal to 3% of the gross selling price, the net sales proceeds, plus the other net assets of the Partnership as reported in the Partnership 10-K, would provide cash available for distribution to the Unit holders in the approximate amount of $429 per Unit. This estimate does not take into account any operating income (such as rental income) or operating expenses of the Partnership for any period prior to the time the Properties are sold and the Partnership dissolved, which is likely to affect the amount of net cash actually available for distribution to the Unit holders.

                           ---------------------------

                     This Consent Solicitation Statement is
                    dated _________, 2003 and is first being
                 distributed to Unit holders of the Partnership
                                   along with
              the enclosed Consent Form on or about _________, 2003


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




Given the time needed to solicit this consent, and the General Partners' consent to the sale of the Properties, then the time to market the Properties, and close the sale of the Properties, we cannot predict when the Properties might be sold and liquidation proceeds distributed to Unit holders, even if this solicitation and the General Partners' solicitation are successful in obtaining approval of the sale of the Properties. As noted above, we are not affiliated with the General Partners, and the General Partners will, to some extent, control the process of solicitation of Unit holders and, upon approval, the sale of the Properties.

The discussion above contains forward-looking statements. There can be no assurance that any sale or sales of the Properties will be consummated or that any of the foregoing estimates will be realized, including that $429 per Unit will be the actual aggregate amount distributed to Unit holders as a result of the sale of the Properties. Unit holders, in determining whether to consent to the Proposal to cause the General Partners to seek Unit holder consent to the sale, are cautioned not to attribute undue certainty to the foregoing estimates, which are based on a variety of assumptions relating to the Properties, general business and economic conditions and other matters. The amount of the net proceeds from the sale of the Properties, the estimated amount to be distributed to Unit holders, the timing of any consummation of the sale of the Properties and receipt in cash of the proceeds thereof are subject to various and significant uncertainties, many of which are beyond the Partnership's control, that could cause the actual results to differ materially from the our expectations.

THIS CONSENT SOLICITATION STATEMENT CONTAINS IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE SOLICITATION.

                           --------------------------

THIS SOLICITATION FOR CONSENT FORMS WILL EXPIRE AT 5:00 P.M. PACIFIC TIME, ON ____________, 2003 (THE "EXPIRATION DATE"), UNLESS EXTENDED IN OUR SOLE DISCRETION. CONSENT FORMS MAY BE REVOKED AT ANY TIME UNTIL THE EXPIRATION DATE, BUT MAY NOT BE REVOKED THEREAFTER.

                           --------------------------
THE TRANSACTIONS DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR THE MERITS OF SUCH TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           --------------------------

        Questions and requests for assistance or additional copies of the Solicitation documents may be directed to MacKenzie Patterson, Inc. at
           ----------------------------------------------------------





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



                     CHRISKEN PARTNERS CASH INCOME FUND L.P.
                        a California Limited Partnership

                                TABLE OF CONTENTS



RISK FACTORS RELATED TO THE SALE OF THE PROPERTIES.............................4

DESCRIPTION OF THE TERMS OF THE SOLICITATION...................................5

THE PROPOSAL...................................................................7

BENEFITS OF THE ASSET SALE AND DISSOLUTION AND POSSIBLE CONFLICTS.............15

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPERTY SALE
     AND DISSOLUTION..........................................................16

STATE TAX CONSEQUENCES........................................................18

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...............................18

MARKET FOR UNITS; DISTRIBUTIONS...............................................19

OTHER MATTERS.................................................................20

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS, INCLUDING
     ESTIMATES................................................................20

INCORPORATION BY REFERENCE....................................................21

ADDITIONAL INFORMATION........................................................21



Appendix A:  Consent Form....................................................A-1

Appendix B:  Annual Report on Form 10-K for year ended December 31, 2002.....B-1








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


               RISK FACTORS RELATED TO THE SALE OF THE PROPERTIES

In addition to the other information included elsewhere in this Statement, the following factors should be considered carefully in determining whether to consent to the Asset Sale and Dissolution Proposal.

Estimates of the Aggregate Distributions to be Received by Unit holders as a Result of the Asset Sale and Dissolution, May Not be Realized

There can be no assurance that any sale or sales of the Properties will be consummated or that any of the estimates set forth in this Statement will be realized, including that $429 per Unit will be the actual aggregate amount distributed to Unit holders. Unit holders, in determining whether to consent to the Proposal, are cautioned not to attribute undue certainty to any estimates, which are based on a variety of assumptions relating to the Properties, general business and economic conditions and other matters. The amount of the proceeds from the sale of the Properties, the estimated amount to be distributed to Unit holders, and the date on which consummation of the sale of the Properties and receipt in cash of the proceeds may occur are subject to various and significant uncertainties, many of which are beyond the Partnership's control, that could cause the actual results to differ materially from our expectations. Such uncertainties include, among other things, the timing and success of the General Partners' solicitation of the Unit holders, the amount of demand for the Properties, the ability of the Partnership to sell both of the Properties, the duration of the marketing period for the Properties and any investigation period for prospective buyers, the actual dates when Properties are sold, the actual fees and expenses of any sales of the Properties and the terms of any such sales, the actual costs of dissolving the Partnership, the condition of the real estate market, in general, as well as in the Properties' respective market areas, and the availability of capital for potential purchasers. Accordingly, there can be no assurance that the estimates set forth in this Statement will be realized. The actual aggregate distributions to be received by Unit holders as a result of the sale of the Properties could, for the foregoing reasons, vary materially, from our estimate of $429 per Unit.

No Appraisals

We do not have any current appraisals of the Properties, nor are we aware of any that have been performed for the Partnership. Accordingly, we have no certainty that the proposed minimum cash price for the Properties of $15,000,000 reflects the current fair market value of the Properties or either of them.

Income Tax Consequences Anticipated From Sale of Properties and Termination of the Partnership

Each partner is required to take into account in computing his or her income tax liability his or her allocable share of the Partnership's items of income, gain, loss, deduction and credit in accordance with the Partnership Agreement. Each Unit holder will therefore experience material tax consequences upon the sale of the Partnership's Properties, based on such allocable share. Furthermore, upon the termination and dissolution of the Partnership, Unit holders will experience material tax consequences upon the final disposition of their entire interest in the Partnership. We do not have adequate information to provide any estimate of the tax consequences to the Partnership or to individual investors from the sale of the Properties or the termination of the Partnership. Based on disclosures required in solicitations of consent from holders of publicly held securities, however, we expect that the General Partners, who control the books and records of the Partnership, would disclose any known potential material tax consequences in materials they may use in conducting the solicitation this proposal is intended to require.

No Dissenters Appraisal Rights for Unit holders

Neither Delaware law nor the Partnership Agreement provides Unit holders with any right to dissent from, or seek an independent appraisal of, the value of the Partnership or its assets. Thus, if this proposal is approved and the Unit holders approve the General Partners' proposal to sell the Properties, Unit holders will be bound to accept the consideration received by the Partnership upon the sale of the Properties and the resulting distributions to Unit holders.

No Assurance that Sale of the Properties and Partnership Termination Will Result in Greater Returns to Unit holders than a Continuation of the Partnership

If the Proposal is not approved, or if the Proposal is approved but the General Partners' proposal to sell the Properties is not approved, the General Partner may to continue to manage the Partnership and its Properties substantially as they are currently being managed. There can be no assurance that the sale of the Properties will result in greater returns to the Unit holders than a continuation of the Partnership. If the Properties are sold, the Partnership will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties.

General Partner Will Have Broad Discretion in Manner of Consummating the Sale and Dissolution

In considering whether to approve the Proposal, the Unit holders should bear in mind that the General Partners have broad discretion to manage the business and affairs of the Partnership.

Benefits of the Property Sale and Dissolution and Possible Conflicts of the General Partner and its Affiliates

The General Partners may receive distributions and fees in connection with the sale of the Properties. On the other hand, the General Partners currently and for the term of the Partnership are entitled to receive compensation and reimbursement of expenses for ongoing Partnership operations. Upon sale of the Properties and termination of the Partnership, the Partnership will no longer be a source of revenue and overhead expense reimbursement for the General Partners. Accordingly, the General Partners may be subject to conflicts of interest in managing the solicitation of consents to the sale of the Properties and the negotiation and consummation of such sales.


                  DESCRIPTION OF THE TERMS OF THE SOLICITATION

Purpose of Solicitation

Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent Form, MacKenzie Patterson and Robert J. Korslin are hereby soliciting consents from Unit holders for the approval of the following proposal:

         Proposal: By executing the attached consent the Partners hereby submit to the General Partner a proposal directing the General Partners to actively market the Properties for sale and to accept an all cash offer with a price of $15,000,000 or more, which is otherwise on commercially acceptable terms. If the proposal to sell the Properties is approved, the Proposal will be submitted to the General Partners who will be required to solicit the approval or disapproval of the Proposal by the Limited Partners pursuant to the Partnership Agreement, and the Partnership will reimburse accountable costs incurred by Unit holders in connection with preparation and distribution of this Consent Solicitation Statement.

If Partners holding not less than 10% of the outstanding Units return to us signed consents, and such consents are not withdrawn, prior to ________, 2003 or such later date as to which we may extend the voting period (the "Expiration Date"), we will submit the foregoing proposal to the General Partners. According to Article Q, Section 6, the General Partner must then send the sale proposal to all partners, and, once submitted, the proposal will be approved or disapproved pursuant to the ballot procedures described in the Partnership Agreement.

Solicitation of the Consent Forms will be made initially by mail. In addition to solicitation by mail, Consent Forms may also be solicited personally, by telephone, by facsimile or by telegraph by our regular employees. No additional compensation will be paid to our employees for such services. The cost of preparing, assembling, printing and mailing this Statement and the enclosed Consent Form, and the cost of soliciting Consent Forms will initially be borne by MacKenzie Patterson and Robert J. Korslin and their respective affiliates. As noted above, however, upon approval of the foregoing proposal, the Partnership will reimburse such accountable costs.

Expiration Date; Extension; Amendment

This Statement is furnished in connection with the solicitation of Consent Forms by MacKenzie Patterson and Robert J. Korslin to submit on behalf of the Limited Partners of the Partnership a proposal to approve the sale of the Properties. This Solicitation for Consent Forms will expire at 5:00 P.M., Pacific Time, on the Expiration Date. In order to count, Consent Forms must be received by us prior to 5:00 P.M., Pacific Time, on the Expiration Date. We expressly reserve the right, in our sole discretion, (i) to extend the Expiration Date, from time to time, until the Requisite Consents (as defined below) have been obtained, and
(ii) to amend, at any time or from time to time before the Requisite Consents are obtained, the terms of this Solicitation. As promptly as practicable following any such extension or amendment, notice thereof shall be given by the Partnership to each Unit holder in writing.

Record Date; Requisite Consents

         We have fixed the close of business on April 30, 2003 (the "Record Date"), as the Record Date for determining the Unit holders entitled to notice of and to consent to the Asset Sale and Dissolution Proposal. Only Unit holders on the Record Date or their duly designated proxies may execute and deliver a Consent Form. As of the Record Date, there were 35,965 Units outstanding held by approximately 1,494 holders of record. Holders of Units are entitled to one vote per Unit.

         The Proposal must be approved by holders of at least a 10% of the issued and outstanding Units entitled to vote as Limited Partners under the Partnership Agreement (the "Requisite Consents").

         Units represented by "broker non-votes" (i.e., Units held in record name by brokers or nominees as to which (i) an executed Consent Form has not been received from the beneficial owners or persons entitled to Consent, (ii) the broker or nominee does not have discretionary voting authority under applicable rules or the instrument under which it serves in such capacity, or
(iii) the record holder has indicated on the Consent Form or has otherwise notified us or the Partnership that it does not have authority to vote the Units with respect to the Proposal) will not be included in the affirmative vote totals, and therefore will have the same effect as not consenting to the Proposal for purposes of determining whether the Requisite Consents have been obtained. Consent Forms marked "ABSTAIN" will also have the same effect as not consenting to the Proposal for purposes of determining whether the Requisite Consents have been obtained.

If we fail to receive the Requisite Consents on or before the Expiration Date, or any extension thereof, then we will Take no further action concerning this Proposal.

Consent Procedures

UNIT HOLDERS WHO DESIRE TO CONSENT TO THE PROPOSAL SHOULD SO INDICATE BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND COMPLETING, SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITING AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

         Fully completed and executed consent forms should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to us as follows:

                            MacKenzie Patterson, Inc.
                               1640 School Street
                            Moraga, California 94556
                             Facsimile: 925-631-9119

         All Consent Forms that are properly completed, signed and delivered to us and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications

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

thereof. If a Consent Form is delivered and none of the "CONSENT" nor the "DOES NOT CONSENT" nor the "ABSTAIN" box is marked with respect to the Proposal, but the Consent Form is otherwise properly completed and signed, the Unit holder will be deemed to have consented to the Proposal.

         Consent Forms should be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and must submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Unit holder's right to sell or transfer the Units. All Consent Forms received by us (and not properly revoked) prior to the Expiration Date will be effective (notwithstanding a record transfer of such Units subsequent to the Record Date), unless the Unit holder revokes such Consent Form prior to 5:00 P.M., Pacific Time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined in accordance with the Partnership Agreement and applicable Delaware Law. We reserve the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms.

Revocation of Instructions

         Any Unit holder who has delivered a Consent Form to the Partnership may revoke the instructions set forth in such Consent Form by delivering to us written notice of revocation prior to 5:00 P.M., Pacific Time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENT" or "DOES NOT CONSENT" or "ABSTAIN," as the case may be, (iii) be signed by the Unit holder thereof in the same manner as the original signature on the Consent Form, and (iv) be received by us prior to 5:00 P.M., Pacific Time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. No Unit holder may revoke the instructions set forth in a Consent Form after 5:00 P.M., Pacific Time, on the Expiration Date.

No Dissenting Unit holders Rights

         Under the Delaware Uniform Limited Partnership Act and under the Partnership Agreement, Unit holders do not have dissenter's appraisal rights in connection with the sale of the Properties or termination of the Partnership.


                                  THE PROPOSAL

The Partnership

ChrisKen Partners Cash Income Fund L.P. (the "Partnership") is a Delaware limited partnership formed in 1987 for the purpose of acquiring, operating, holding for investment and disposing of one or more existing income-producing apartment complexes and/or self-storage facilities. The general partners of the Partnership are ChrisKen Income Properties, Inc. (the "Managing General Partner") and ChrisKen Limited Partnership I (the "Associate General Partner") (collectively, the "General Partners"). The Managing General Partner is an Illinois corporation, the shares of which are owned or controlled by Mr. John F. Kennedy and Mr. John S. Marten. The Associate General Partner is an Illinois limited partnership of which Mr. Kennedy and ChrisKen Equities, Inc., an affiliate of the Partnership, are the general artners. Mr. Kennedy is the President and a Trustee of ChrisKen Residential Trust, the controlling entity of CREMCO, L.L.C., the management agent of the Properties.

The Properties owned by the Partnership consist of interests in two real properties: (i) a 99.9% interest, as sole general partner, in Springdale Associates Ltd., a Delaware limited partnership ("Springdale Associates"), which owns the land and buildings located at 2407-17 Springdale Road, Waukesha (Waukesha County), Wisconsin (the "Springdale Apartments"); and (ii) a 99.9% interest, as the sole general partner, in Chicago I Self-Storage, Ltd., an Illinois limited partnership (the "Halsted Partnership"), which owns the land and buildings located at 1015 North Halsted, Chicago, Illinois ("Gold Coast Storage"). ChrisKen Limited Partnership 1, the Associate General Partner, holds the remaining .1% interest as the sole limited partner in each of Springdale Associates and the Halsted Partnership.

Background and Reasons for the Proposal

As stated in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Partnership 10-K"), "The Partnership originally expected to begin an orderly liquidation of the Specified Properties after a period of operations of five to ten years. The Partnership has been operating for more than ten years." In fact, the Partnership was formed in 1987 and completed its offering of Units in 1989, some 14 years ago.

The General Partners have publicly disclosed that they are "continuing to explore opportunities that may be deemed advantageous to the Partnership, including sales of the Properties." The General Partners have not, however, announced any timetable for selling the Properties or described any actual marketing efforts to seek offers to purchase the Properties. The General Partners have disclosed that substantial time and Partnership resources have been expended during recent years "exploring" conversion to condominiums of the Springdale Apartments. In the Partnership 10-K, they announced that, "Reports by
.... third party real estate firms were not as positive with respect to condominiumization of the Property as the Managing General Partner had anticipated." Rather than abandon their long standing "exploration" of condominium conversion, however, the General Partners announced that their response to the bad news on condominium conversion is to "(commission) a more thorough feasibility report and (review) federal tax implications of selling the individual apartments as condominiums and selling the Property as a whole." In any event, condominium conversion of the Partnership's Springdale Apartment property would not have any impact on the sale of the Partnership's Gold Coast Storage property.

We think the General Partners have spent enough time and Partnership resources exploring sale of the Properties, and should now actively market the sale of the Properties, individually or as a whole. In June 2002, an affiliate of Robert J. Korslin, one of the parties soliciting this consent, delivered to the Partnership a letter of intent describing an all cash offer to purchase both Properties for $15,000,000. The General Partners responded by stating that they "could not act on the offers to buy the properties" while "evaluating possible condominium conversion" and declined to pursue the proposed transaction. This solicitation does not seek approval of the purchase by Mr. Korslin or his affiliates of the Properties pursuant to that proposal. Mr. Korslin's intends to renew his proposal to purchase the properties, and would hope to negotiate a purchase of the Properties at arm's length with the Partnership at such time as the Partnership puts the Properties on the market. We are not aware of any other current offer to purchase the Properties. We believe, however, that the terms of Mr. Korslin's proposal represent desirable terms for the sale of the Properties and acceptance of another offer on at least as favorable terms as that proposal would be in the best interests of the Unit holders. We further believe that, at such time the Properties are actively marketed by the Partnership, the Partnership should receive offers at least as favorable as Mr. Korslin's offer.

We are not aware of any recent appraisals of the Properties, so cannot provide any independent estimate of the fair market value of the Partnership assets. The Partnership 10-K reports various tender offers for Units during 2002, including offers by MacKenzie Patterson, Inc. affiliates, for prices ranging from $280 to $310 per Unit, but there is no public market for the Units, so these prices cannot be viewed as representing the fair market value of the Units. Based on our analysis, if the Properties were sold for a cash purchase price of $15,000,000, then, after deducting estimated selling costs equal to 3% of the gross selling price, the net sales proceeds, plus the other net assets of the Partnership as reported in the Partnership 10-K, would provide cash available for distribution to the Unit holders in the approximate amount of $429 per Unit. We believe this represents a desirable liquidation value to the limited partners.

The Partnership's Properties

The following is quoted in its entirety from the Partnership 10-K:

"The Partnership holds the Specified Properties described below on an unencumbered or all cash basis. In identifying the Specified Properties, the General Partners considered various real property and financial factors, including the condition and use of such Properties, the prospects for long-range liquidity, income-producing capacity, possible long-term appreciation prospects and income tax considerations. The Partnership will not acquire additional properties. The Partnership originally expected to begin an orderly liquidation of the Specified Properties after a period of operations of five to ten years. The Partnership has been operating for more than ten years. The Partnership intends to hold the Specified Properties until such time as a sale or other disposition appears to be advantageous to achieving the Partnership's investment objectives or it appears that such objectives will not be met. In deciding whether to sell or refinance a Property, the Partnership will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the Limited Partners. The net proceeds of any such sale or refinancing would be distributed to the Partners in accordance with the terms of the Partnership Agreement.

                 OCCUPANCY/LEASED SPACE

                      DESCRIPTION OF
NAME AND LOCATION     PROPERTY                12/31/98     12/31/99     12/31/00     12/31/01       12/31/02

Springdale            199 unit residential        97%          97%          95%       94.5%           91%
Apartments            apartment complex
Waukesha,             located on 13.9
Wisconsin             acres of land.

Gold Coast            155,997 square foot         88%          87%          88%       85%             74.1%
Storage               self-storage facility
Chicago,              facility with 92,391
Illinois              square feet of space.


The Springdale Apartments.

     General. The Partnership holds a 99.9% interest, as sole general partner, in Springdale Associates Ltd., a Delaware limited partnership (hereinafter "Springdale Associates"). ChrisKen Limited Partnership 1, the Partnership's Associate General Partner holds the remaining .1% interest as the sole limited partner of Springdale Associates. Springdale Associates owns the land and buildings located at 2407-17 Springdale Road, Waukesha (Waukesha County), Wisconsin (the "Springdale Apartments").

     Property. The Springdale Apartments comprise a multi-family rental complex built in 1972, consisting of 199 rental units located in eight separate buildings on 13.9 acres of land. Each building is a two-story structure, with some buildings having exposed basements, which allow for another level of apartments on the exposed sides.

     The Springdale Apartments offer one, two and three bedroom models, with rents at December 31, 2002, as follows:

                                            Average          Approximate            Rent/Sq. Ft.
Apartment Type      No. of Apartments    Rent per Month    Apartment Size         (Includes Heat)
---------------    -----------------     --------------    --------------         ---------------
1BR, 1 Bath               70                 $714-729          677-733 SF            $1.05 -.99
* 1 BR, I Bath             9                 $764-779          677-733 SF            $1.13 -1.06
2BR, 2 Baths              85                 $819-829          936-966 SF            $.88-.86
*2BR, 2 Baths             15                 $864-879          936-966 SF            $.92 -.91
3BR, 2 Baths              19                 $989-1004         1,150-1,200 SF        $.86 -.84
*3BR, 2 Baths              1                 $1054             1,150 SF              $.92

*Renovated

     Although the current rental rates in the table above reflect an average increase of approximately 4.6% over December 31, 2001 rental rates, realized lease rates increased 3.4% during 2002. The average economic occupancy, measured as a percentage of net rental receipts dividend by gross potential rents, of the Springdale Apartments was 95.6% in 2002 compared to 95.3% in 2001. Additionally, occupancy as of December 31, 2002, was 91%. See discussion in Item 6. Management's Discussion and Analysis or Plan of Operations, below. Most tenant leases are for periods of from six months to one year. At December 31, 2002, there were three tenants with month-to-month leases. No tenants lease more than one unit.

     Analysis. The General Partners believe that the following information reflected market conditions as of December 31, 2002, for apartment complexes that may compete with the Springdale Apartments.


                              COMPETITIVE PROJECTS

                                                                   Average
                                                                   Rent/Sq. Ft.
                                                 Apartment Size   (Includes
Project      Apartment Type     Rent per Month   Average in SF      Heat)
--------     --------------     --------------   -------------    ------------
Meadows      A) 1BR/1 Bath       $680               685              $.99
             B) IBR/1 Bath       $745               708              $1.05
             A) 2BR/2 Bath       $745               943              $.79
             B) 2BR/2 Bath       $870               1,115            $.78
Monterey *   1BR/1 Bath          $725-750           730-860          $.99-.87
(Waukesha)   2BR/2 Bath          $785-835           965-1,010        $.81-.83
Willow *     1BR/1 Bath          $615-650           630-912          $.98-.71
Creek        2BR/1-1/2 Bath      $750-770           940-1,050        $.80-.73
(Waukesha)


*Does not include heat. A) = Not Remodeled; B) = Remodeled


     The Meadows, which is directly across the street from Springdale Apartments, completed remodeling of its clubhouse, leasing center, fitness center and game room in 1996, and continues to remodel apartment interiors, for which higher rents are charged. Monterey is a seventeen-year-old complex and rental rates do not include heat. Willow Creek is a thirteen-to-fourteen year old complex located next to Springdale Apartments. Willow Creek, whose rental rates do not include heat or water and sewer, comprises 168 units.

     For federal income tax purposes, the Springdale Apartments are being depreciated using 27.5-year straight-line depreciation for the portion of its federal income tax basis allocable to non-tax-exempt Limited Partners and using a 40-year straight-line depreciation for the portion allocable to tax-exempt Limited Partners. Since June 1, 1998, for financial reporting purposes, the Springdale Apartments have been depreciated on straight-line depreciation basis, over a 16.75 year life. See generally, Item 7. Financial Statements - Note 1 to Financial Statements. The General Partners believe that the Springdale Apartments are adequately covered by insurance. Material improvements in 2002 primarily consisted of: eight apartment renovations, nineteen new shower surrounds, joist reinforcements and structural repairs and replacement of air conditioners, appliances, and carpeting, as necessary. See discussion in Item 6. Management's Discussion and Analysis or Plan of Operations, below. Material improvements anticipated in 2003 include: approximately 26 new shower surrounds, joist reinforcements and structural repairs, re-asphalting of the fire lane, renovating apartments, landscaping improvements, exterior lighting enhancements, and apartment carpet and tile, heating, ventilation and air conditioning and appliance replacement on an as needed basis.

Gold Coast Storage.

     General. The Partnership has a 99.9% interest, as the sole general partner, in Chicago I Self-Storage, Ltd., an Illinois limited partnership affiliated with the Partnership (the "Halsted Partnership"). ChrisKen Limited Partnership 1, the Associate General Partner, holds the remaining .1% interest as the sole limited partner of the Halsted Partnership. The Halsted Partnership owns the land and buildings located at 1015 North Halsted, Chicago, Illinois ("Gold Coast Storage").

     Property. Gold Coast Storage is a seven-story, loft-type industrial building constructed in approximately 1930 for use as a light manufacturing facility and warehouse. In 1982, a prior owner converted the building to a self-storage facility. When acquired, the building contained a total gross floor area of approximately 145,000 square feet (now approximately 155,997 square feet primarily resulting from the addition of garage stle storage buildings), in addition to a full basement area, and was constructed with load-bearing exterior masonry walls and wood floors and joists. The foundation walls are masonry with exterior elevations of common brick and face brick. The office areas in the front of the building are provided with heating, ventilation and air conditioning systems that the General Partners believe to be in satisfactory condition. The storage areas of the building are heated to temperatures held in the 50 degree Fahrenheit range by ceiling-mounted space heaters with fans. The building is serviced by two freight elevators and has a TV security system, fire escape and sprinkler system. The Gold Coast Storage parking lot has 14 spaces for automobiles.

     Lessees of rental units in self-storage facilities include individuals, small businesses, professionals and to some extent, large businesses. Individuals usually rent space for the storage of furniture, household appliances, personal belongings, motor vehicles, boats, campers, motorcycles and household goods. Businesses normally rent space for storage of excess inventory, records and equipment. Such usage may be on a long-term or short-term basis. Substantially all leases for storage space in 2002, with the exception of approximately 4,647 square feet, were on a month-to-month basis. The average optimum lease rate for self-storage space is $16.00 per square foot, although rates on individual storage areas vary, based upon the number of square feet in the specific storage area. At December 31, 2002, approximately 74.1% of the space was leased compared to 85% at December 31, 2001. On an economic basis, the average occupancy was 72.4% during 2002 and 83.7% during 2001.

     The Partnership has obtained insurance covering the contents of rented storage units where damage is due to negligence or malfeasance. However, the scope of this type of insurance is limited and will not cover wrongful action deemed to be willful. The expense of defending and, where appropriate, settling or paying such claims is an added cost of business to be borne by the Partnership. Although past experience would indicate that such claims should not materially affect the Partnership's financial condition or its results of operations, no assurance can be given regarding the number or amount of such claims or the cost of defending or disposing of them, which the Partnership may have to bear.

The size and type of self-storage units which are available are set forth in the chart below:

(1) Gold Coast Storage - Interior

                                                                Annual Cost per
        Sq. Ft.   Size       Cost per Month      Cost Annually           Sq. Ft.
        -------   ----       --------------      -------------           -------
        16        4x4x4        $ 30.00            $ 360.00               $22.50
        32        8x4x5          56.00              672.00                21.00
        40        5x8x9          70.00              840.00                21.00
        50       5x 10x9         90.00            1,080.00                21.60
        64        8x8x9         112.00            1,344.00                21.00
        80       8x10x9         125.00            1,500.00                18.75
        104      8x 13x9        135.00            1,620.00                15.58
        144      8x 18x9        187.00            2,244.00                15.58
        192      12x16x9        230.00            2,760.00                14.38
        352      22x16x9        366.00            4,392.00                12.48


(2) Gold Coast Storage - Exterior

                                                                Annual Cost per
        Sq. Ft.   Size       Cost per Month       Cost Annually          Sq. Ft.
        -------   ----       --------------       -------------          -------
        200       10x20         $ 240.00          $ 2,880.00            $ 14.40
        250       10x25           290.00            3,480.00              13.92
        264       12x22           304.00            3,648.00              13.82
        300       10x30           345.00            4,140.00              13.80
        403       13x31           419.00            5,028.00              12.48


     Analysis. The General Partners believe that twenty-one self-storage facilities compete with Gold Coast Storage. Following are seven of the facilities that the General Partners believe most directly compete with the property:

(1) East Bank Storage (One) (This location offers sales representatives a business center which includes private
429 West Ohio Street         offices and free local telephone use and copier
                             service.)

                                                                 Annual Cost per
         Sq. Ft.    Size         Cost per Month    Cost Annually         Sq. Ft.
         -------    ----         --------------     -------------        -------
         25         5x5x4          $ 55.00         $ 660.00             $ 26.40
         50         5x10x8           85.00         1,020.00               20.40
         64         8x8x8           115.00         1,380.00               21.56
         80         8x10x8          135.00         1,620.00               20.25
         100        10x10x8         160.00         1,920.00               19.20

(2) East Bank Storage (Two) (This location opened during the fourth quarter
730 West Lake Street         1996.)

                                                                Annual Cost per
       Sq. Ft.      Size       Cost per Month     Cost Annually         Sq. Ft.
       -------      ----       --------------     -------------        -------
         25        5x5x8          $ 55.00           $ 660.00           $ 26.40
         50        5x10x8          100.00           1,200.00             24.00
         80        8x10x8          160.00           1,920.00             24.00
         100       10x10x8         175.00           2,100.00             21.00
         150       10x15x8         235.00           2,820.00             18.80
         200       10x20x8         305.00           3,660.00             18.30


(3)  Public Storage            (This location opened for business in early 1996)
     1129 N. Wells

                                                                 Annual Cost per
       Sq. Ft.     Size         Cost per Month   Cost Annually           Sq. Ft.
       -------     ----         --------------   -------------           -------
         25        5x5x8          $ 53.00         $ 636.00               $ 25.44
         50        5x10x8           95.00         1,140.00                 22.80
         80        8x10x8          135.00         1,620.00                 20.25
         100       10x10x8         139.00         1,668.00                 16.68
         200       10x20x8         289.00         3,468.00                 17.34

(4)  Public Storage            (This location opened for business in early 1996)
     362 W. Chicago Ave

                                                                Annual Cost per
       Sq. Ft.    Size      Cost per Month    Cost Annually             Sq. Ft.
       -------    ----      --------------    -------------             -------
         25       5x5x8       $ 49.00          $ 588.00                 $ 23.52
         50       5x10x8        85.00          1,020.00                   20.40
         80       8x10x8       109.00          1,308.00                   16.35
         100     10x10x8       129.00          1,548.00                   15.48
         200     10x20x8       259.00          3,108.00                   15.54


(5)  Strong Box                (This property has modified some space into a
     1516 N. Orleans           controlled wine cellar.)


                                                                 Annual Cost per
         Sq. Ft.   Size       Cost per Month     Cost Annually           Sq. Ft.
         -------   ----       --------------     -------------          -------
         16        4x4x4         $ 47.00            $ 564.00           $ 35.25
         25        5x5x8           67.00              804.00             32.16
         50        5x10x8         110.00            1,320.00             26.40
         64        8x8x8          130.00            1,560.00             24.38
         80        8x10x8         158.00            1,896.00             23.70
         100      10x10x8         194.00            2,328.00             23.28
         144       8x18x8         290.00            3,480.00             24.17

(6)  The Lock Up
     930 N. Clybourn

                                                                 Annual Cost per
         Sq. Ft.   Size      Cost per Month      Cost Annually           Sq. Ft.
         -------   ----      --------------      -------------           -------
         50        5x10x8     $ 139.00           $ 1,668.00             $ 33.36
         80        8x10x8       175.00             2,100.00               26.25
         100       10x10x8      235.00             2,820.00               28.20
         150       10x15x8      309.00             3,708.00               24.72
         200       10x20x8      359.00             4,308.00               21.54


(7)  The Lock Up
     350 W. Kinzie


                                                                 Annual Cost per
         Sq. Ft.   Size      Cost per Month      Cost Annually           Sq. Ft.
         -------   ----      --------------      -------------           -------
         50        5x10x8       $ 75.00            $ 900.00             $ 18.00
         80        8x10x8        109.00            1,308.00               16.35
         100       10x10x8       179.00            2,148.00               21.48
         150       10x15x8       249.00            2,988.00               19.92


     Parking lot spaces are leased to ChrisKen Support Services, Inc, an affiliate of Gold Coast Storage, which operates a rental truck service. Rent is paid on a month-to-month basis and is based on volume of rentals as an indication of use of the space. Rent of the parking lot space is expected to average approximately $510 per month.

     For federal income tax purposes, Gold Coast Storage is being depreciated using a part 31.5-year and part 19-year straight-line depreciation method for the portion of its federal income tax basis allocable to non-tax-exempt Limited Partners and using a 40-year straight-line depreciation method for the portion allocable to tax-exempt Limited Partners. For financial reporting purposes, the Property is being depreciated using 31.5-year straight-line depreciation. Major improvements during 2002 included extensive tuck pointing and masonry, replacement of the first floor roof and elevator repairs. See Item 6, Management's Discussion and Analysis or Plan of Operations, below for further discussion. Major improvements anticipated for 2003 include new signage, new doors and gutter systems for existing garages, the enclosure of 190 window openings with UL fire rated materials, replacement of the dock catch basin, and structural repairs."

Terms of the Property Sale

As of the date hereof, the Partnership has not entered into any agreement or understanding for the sale of any the Properties. If the Proposal is approved, the General Partner will be directed to submit a proposal to the vote of the Unit holders for the approval or disapproval of the sale of the Partnership's Properties, on such terms as are negotiated by the General Partners, provided the cash purchase price paid to the Partnership is not less than $15,000,000. Upon approval of the General Partners' proposal, the General Partners will be required to accomplish a sale of the Properties upon terms and conditions consistent with the vote of Unit holders and which the General Partners deem consistent with obtaining fair values for the Properties. In this regard, the General Partners will have substantial discretion to determine the specific terms and conditions of the sale of the Properties.

 Effect of the  Sale; Dissolution

In accordance with the Partnership Agreement, following the sale of all of the Properties, the Partnership will be terminated and dissolved. The Partnership Agreement then requires the Partnership to liquidate any remaining assets, pay its outstanding obligations, set aside any necessary reserves for contingent liabilities and distribute the balance in accordance with the capital accounts of the Unit holders and the General Partners.

Based on our analysis, if the Properties were sold for a cash purchase price of $15,000,000, then, after deducting estimated selling costs equal to 3% of the gross selling price ($450,000), the net sales proceeds, plus the other net assets of the Partnership as reported in the Partnership 10-K as of December 31, 2002 ($872,000), would provide cash available for distribution to the Unit holders in the approximate amount of $429 per Unit. We believe this represents a desirable liquidation value to the limited partners. We are not aware of any recent appraisals of the Properties, so cannot provide any independent estimate of the fair market value of the Partnership assets. The Partnership 10-K reports various tender offers for Units during 2002, including offers by MacKenzie Patterson, Inc. affiliates, for prices ranging from $280 to $310 per Unit, but there is no public market for the Units, so these prices cannot be viewed as representing the fair market value of the Units.

We believe that, if the Proposal is successful in achieving the consent of Unit holders to submit the sale proposal to the General Partners and compel them to solicit approval of the sale of the Properties, that the General Partners will be in a position to provide a detailed analysis of the potential effects on Unit holders of sale of the Properties and termination of the Partnership.

Although our estimates take into account an estimate of the sales and dissolution costs to the Partnership, we do not otherwise take into account any operating income (such as rental income) or certain operating expenses of the Partnership for any period after December 31, 2003 and prior to the time the Properties are sold and the Partnership dissolved, which is likely to affect the amount of net liquidation proceeds actually available for distribution to the Unit holders.

There can be no assurance that any sale or sales of the Properties will be consummated or that any of the foregoing estimates will be realized, including that $429 per Unit will be the actual aggregate amount distributed to Unit holders as a result of the sale and dissolution. Unit holders, in determining whether to consent to the Proposal, are cautioned not to attribute undue certainty to the foregoing estimates, which are based on a variety of assumptions relating to the Properties, general business and economic conditions and other matters. The amount of the proceeds from the sale of the Properties, the estimated amount to be distributed to Unit holders, and the timing of the sale of the Properties and receipt in cash of the proceeds thereof are subject to various and significant uncertainties, many of which are beyond the Partnership's control, that could cause the actual results to differ materially from our expectations.

Regulatory Requirements

To the best of our knowledge, there are no federal or state regulatory requirements which must be complied with, nor are there any such governmental consents or approvals that must be obtained, other than the approval of the Unit holders, in connection with the sale of the Properties. There are certain regulatory requirements under the laws of the State of Delaware which must be complied with in connection with the dissolution of the Partnership, principally the winding up of the affairs of the Partnership.

Failure to Approve the Asset Sale and Dissolution Proposal

If the Unit holders fail to approve the Proposal, or approve the Proposal but fail to approve the sale of the Properties when solicited by the General Partners, we expect the Partnership will continue to operate the Properties indefinitely.

        BENEFITS OF THE ASSET SALE AND DISSOLUTION AND POSSIBLE CONFLICTS

MacKenzie Patterson and its affiliates and Robert J. Korslin and his affiliates, the persons soliciting consent to the Proposal, beneficially own Units. MacKenzie Patterson affiliates own approximately 747 Units, or approximately 2.1% of the total outstanding Units. Mr. Korslin and his affiliates own approximately 728 Units, or approximately 2% of the total outstanding Units. All Units owned by affiliates of MacKenzie Patterson and Mr. Korslin have been purchased in the secondary market by tender offer or individually negotiated transactions. Purchase prices have varied, with MacKenzie Patterson affiliates' most recent purchase being that of approximately 15 Units for a price of $325 per Unit in January 2003. Mr. Korslin's affiliates' most recent purchase was approximately 4 Units for a price of $316.50 per Unit in April 2003.

In all cases, these secondary market purchases were for prices different that the original issue price paid by investors who acquired Units in the Partnership's public offering during the period from 1987 to 1989. We believe it is likely that the majority of Units currently outstanding are held by persons who acquired the Units in the public offering or persons who have taken title to such Units through original investors through family and estate transfers. As such, persons who have held the Units since the public offering will experience different overall investment results from the proposed sale of the Properties and dissolution of the Partnership than will persons who acquired their Units in secondary market transactions in recent years. While all Units will be treated identically under the Partnership Agreement, these potentially differing investment results may mean that our interests may differ in some ways from those of other Unit holders.

Mr. Korslin and his affiliates are interested in acquiring the Properties. As described above, in June 2002, Mr. Korslin's affiliate submitted a letter of intent describing an offer to purchase the Properties for an all cash purchase price of $15,000,000. Mr. Korslin intends to continue to pursue the acquisition of the Properties. The purpose and ultimate intended effect of this Proposal is to cause the General Partners to market the Properties. If this Proposal is successful, however, it will not have the effect of assuring Mr. Korslin any precedence in negotiating or consummating his purchase of the Properties. The General Partners will have complete control and discretion, within the broad parameters of the Proposal, in marketing the Properties, selecting potential buyers, negotiating the terms and conditions of sale and consummating the sale of the Properties. Nevertheless, Mr. Korslin's motives and analysis in seeking the potential sale of the Properties differ from the analysis and motivation of other Unit holders in reviewing the Proposal.

                           CERTAIN FEDERAL INCOME TAX
                CONSEQUENCES OF THE PROPERTY SALE AND DISSOLUTION

General

The following summary is a general discussion of certain federal income tax consequences arising from the sale of the Properties and dissolution of the Partnership. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations thereunder, administrative rulings, practice and procedures and judicial authority as of the date of this Statement. All of the foregoing are subject to change, and any such change could affect the continuing accuracy of this summary. The summary does not address all aspects of federal income taxation that may be relevant to a particular Unit holder in light of such Unit holder's specific circumstances, or that may be relevant to Unit holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks, insurance companies and tax-exempt entities), nor does it address any aspect of state, local, foreign or other tax laws. The sale of the Properties and distribution of net proceeds will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign and other tax laws. EACH UNIT HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH UNIT HOLDER OF THE SALE OF THE PROPERTIES, THE DISSOLUTION OF THE PARTNERSHIP, AND THE CONCOMITANT DISTRIBUTION OF NET PROCEEDS, INCLUDING, WITHOUT LIMITATION, FEDERAL, STATE AND LOCAL TAX CONSEQUENCES.

Allocation of Income and Loss - Generally

A partnership is not a taxable entity. Therefore, no federal income tax liability may be imposed upon a partnership. Instead, each partner is required to take into account, in computing his or her income tax liability, his or her allocable share of the partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the partners' economic interests in the partnership. Generally, the distribution of cash attributable to partnership income is not a taxable event.

For federal income tax purposes, the Partnership realizes and recognizes gain or loss separately for each Property sold (and in some cases, for each building which is part of a property). The amount of gain recognized for federal income tax purposes with respect to the sale of a Property, if any, will be an amount equal to the excess of the amount realized (i.e., cash or other consideration received reduced by the expenses of the sale) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to the sale of an asset, if any, will be an amount equal to the excess of the Partnership's adjusted tax basis over the amount realized by the Partnership for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) with certain additions or subtractions for expenditures, receipts, depreciation, losses, or other items that are properly chargeable to capital accounts during the period of time from acquisition of the Property until sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property, tax basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) decreased by (a) items that represent a return of capital and (b) depreciation and amortization.

Each Unit holder must report his or her allocable share of these gains and losses in the year in which a Property is sold. Each Unit holder's allocable share of any gain or loss from a Property sale and Partnership net income or net loss from operations will be reflected on his or her applicable Schedule K-l (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

Under Section 702(a)(3) of the Code, a partnership is required to state separately, and the partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Unit holder's allocable share of any "Section 1231 gain or loss" and any depreciation recapture realized by the Partnership as a result of any sale of the Properties would be reportable by such Limited Partner on his or her individual tax return.
Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property," which means (i) depreciable assets used in a trade or business or (2) real property used in a trade or business and held for more than one year. Conversely, Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property.

If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Unit holders. To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture discussed below), such gains and losses would be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

Under the depreciation recapture rules of Sections 1245 and 1250 of the Code, a portion of the gain recognized upon the sale or other disposition of Section 1231 Property may, to the extent of prior depreciation deductions, be taxed at a higher rate than the rate applicable to long-term capital gains ("Section 1245 gains" and "Section 1250 gains," respectively).

Capital Gains

For individuals, trusts and estates, long-term capital gains (which include net gains recognized from the disposition of Section 1231 Property) generally are taxed at rates lower than those applicable to ordinary income. Net long term capital gains of such taxpayers will generally be taxed at a maximum federal income tax rate of 25% to the extent of "unrecaptured Section 1250 gains." Unrecaptured Section 1250 gain for a Property generally will be equal to the lesser of (a) the amount of gain recognized as a result of the sale of a Property or (b) the depreciation deductions allowed with respect to such Property. Remaining net long-term capital gains of such taxpayers generally will be taxed at a maximum federal income tax rate of 20%. Ordinary income (including
Section 1245 gain and Section 1250 gain) will be taxed at the applicable federal income tax rate on the Unit holder's ordinary income. The determination of the tax rates for different taxpayers will vary depending on their particular circumstances.

Distribution of Net Proceeds

In accordance with the Partnership Agreement, distributions of net proceeds and all other available cash prior to and after dissolution is commenced will be made in accordance with the Unit holders' and General Partners' capital accounts. After allocating net income or net loss to the Unit holders from Partnership operations and Property sales, with the concomitant tax basis adjustments, such distributions will not result in tax consequences to a Unit holder to the extent such distributions do not exceed such Unit holder's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of such basis, such excess will be taxed as a long-term or short-term capital gain depending on a Unit holder's holding period.

If upon liquidation of the Partnership, a Unit holder has a basis remaining for his or her Units, the amount of such remaining basis will give rise, in the year of the liquidation, to a long-term or short-term capital loss, depending on the Unit holder's holding period. For individuals, the amount of capital loss that can be deducted will be limited to the net capital gains from other sources recognized by the Unit holder during the tax year plus $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income. The excess amount of such capital loss can be carried forward to subsequent years subject to the same limitation.

Passive Loss Limitations

A Unit holder's allocable share of Partnership income or loss may be subject to the passive activity loss limitations. Unit holders who are individuals, trusts, estates, or personal service corporations may offset passive activity losses only against passive activity income. Unit holders who are closely held corporations may offset passive activity losses against passive activity income and active income, but may not offset such losses against portfolio income. A Unit holder's allocable share of any Partnership gain realized on the sale of a Property will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments, or carried forward from Partnership operations in prior years. Because the sale of the last Property will qualify as a disposition of the Partnership's activity for purposes of the passive loss rules, a Unit holder's allocable share of any Partnership loss realized as a result of the sale and any suspended Partnership losses from prior years will not be subject to the passive loss limitations in the taxable year of such sale.

                             STATE TAX CONSEQUENCES

Because each state's tax law varies, it is impossible to predict the tax consequences to the Unit holders in all the state tax jurisdictions in which they are already subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Unit holder will depend upon the provisions of the state tax laws to which the Unit holder is subject. The Partnership will generally be treated as engaged in business in each of the states in which a Property is located, and the Unit holders would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Voting Securities; Record Date

According to the Partnership 10-K, at December 31, 2002, and at March 15, 2003, 35,965 Units were outstanding, which were held by a total of 1,494 Unit holders. The Units represent all of the voting securities of the Partnership. Each Unit is entitled to one vote. Only Unit holders of record as of the Record Date, will be entitled to notice of and to execute and deliver a Consent Form.

Security Ownership of Certain Beneficial Owners and Management

The following statements are quoted from the Partnership 10-K:

    " (a) To the best knowledge of the Partnership, as of December 31, 2002, and March 15, 2003, no person held more than five percent (5%) of the Units.

     (b) The Partnership, as an entity, does not have any directors or officers. As of December 31, 2002, and March 15, 2003, 1,494 Limited Partners beneficially owned 35,965 Units. Messrs. Kennedy and Marten (affiliates of the General Partners) each own 245.3 (.7%) and, 235.3 (.7%) Units, respectively."

                         MARKET FOR UNITS; DISTRIBUTIONS

The following statements are quoted from the Partnership 10-K:

"The Units are not readily transferable. There is no public market for the Units and it is not currently expected that any will develop. There are restrictions upon the transferability of the Units, including the requirement that the General Partners consent to any transferee becoming a substituted Limited Partner (which consent may be granted or withheld at the sole discretion of the General Partners). In addition, restrictions on transfer may be imposed under federal and state securities laws.

     The Revenue Act of 1987 contains provisions that may have an adverse impact on investors in certain "publicly traded partnerships." If the Partnership were to be classified as a "publicly traded partnership," income attributable to the Units would be characterized as portfolio income and the gross income attributable to Units acquired by tax-exempt entities would be unrelated business income, with the result that the Units could be less marketable. The General Partners will, if necessary, take appropriate steps to ensure that the Partnership will not be deemed a "publicly traded partnership."

     In the fourth quarter of 2002, CMG Partners L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited offer to the Partnership's Limited Partners to purchase up to 4.9%, or approximately 1,762, of the Partnership's outstanding Limited Partnership Units at $292 per Unit. The offer expired on January 30, 2003. The Partnership's records indicate that 114.8398 Limited Partnership Units were sold by Limited Partners to CMG Partners L.L.C. as a result of this offer.

     In the second quarter of 2002, CMG Partners L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited offer to the Partnership's Limited Partners to purchase up to 4.9%, or approximately 1,762, of the Partnership's outstanding Limited Partnership Units at $310 per Unit. The offer expired on October 15, 2002. The Partnership's records indicate that 455.77548 Limited Partnership Units were sold by Limited Partners to CMG Partners L.L.C. as a result of this offer.

     In the first quarter of 2002, CMG Partners L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited offer to the Partnership's Limited Partners to purchase up to 4.9%, or approximately 1,762, of the Partnership's outstanding Limited Partnership Units at $290 per Unit. The offer expired on May 31, 2002. The Partnership's records indicate that
248.6 Limited Partnership Units were sold by Limited Partners to CMG Partners L.L.C. as a result of this offer.

     In the third quarter of 2002, MacKenzie Patterson, Fund 16, L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited tender offer to the Partnership's Limited Partners to purchase up to 900, or approximately 2.5%, of the Partnership's outstanding Limited Partnership Units at $305 per Unit. The offer expired on August 15, 2002. The Partnership's records indicate that 84.2 Limited Partnership Units were sold by Limited Partners to MacKenzie Patterson, Fund 16, L.L.C. as a result of this offer.

     In the first quarter of 2002, MacKenzie Patterson, Inc., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited tender offer to the Partnership's Limited Partners to purchase up to 1,200, or approximately 3.34%, of the outstanding Limited Partnership Units of the Partnership at $280 per Unit. The MacKenzie Patterson, Inc. offer expired on March 15, 2002. The Partnership's records indicate that 79.2 Limited Partnership Units were sold by Limited Partners to MacKenzie Patterson, Inc. as a result of this offer.

     In the first quarter of 2002, McDowell Foods, Inc., which is not affiliated with the Partnership or its General Partners, acquired 85 Limited Partnership Units as the result of a previous unsolicited tender offer to the Partnership's Limited Partners.

     Management believes that the Unit sales to CMG Partners, L.L.C., MacKenzie Patterson, Inc., MacKenzie Patterson, Fund 16, L.L.C., and McDowell Foods, Inc. will not adversely affect the management or the liquidity of the Partnership. Additional unsolicited offers to purchase Limited Partnership Units may occur in the future. From time to time, the Partnership receives requests to furnish the names, addresses and number of Limited Partnership Units owned by the Limited Partners. The Partnership complies with such requests as required by the terms of the Partnership Agreement and/or applicable law.

     At December 31, 2001, 35,965 Units were outstanding. At December 31, 2002, and at March 15, 2003, 35,965 Units were outstanding, which were held by a total of 1,494 Unit holders.

     The Limited Partners were paid two cash distributions in 2002 totaling $8.74 per Unit and four cash distributions in 2001 totaling $25.90 per Unit. Additional information with respect to distributions is set forth in Item 6. Management's Discussion and Analysis or Plan of Operations - - Results of Operations."

Based on the Partnership 10-K, its annual report on Form 10-K for the year ended December 31, 2001,the Partnership has made the following distributions to Unit holders:

     Period                Distributions per Unit

2000     $35.39
2001     $25.90
2002     $ 8.74
2003     0 (through 3/31/03)

                                  OTHER MATTERS

There are no other matters other than as set forth in this Statement for which Consent Forms are being solicited.

     SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS, INCLUDING ESTIMATES

This Statement contains forward-looking statements (including those within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to distributions resulting from the Property Sale and other matters. Statements in this Consent Solicitation Statement that are not historical facts are hereby identified as "forward-looking statements" including for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate," "intend," "expect," "may," "believe," "project," "continue" and similar expressions (including the negative of such words or other variations thereon or comparable terminology) are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Consent Solicitation Statement and the other documents incorporated herein by reference, including, but not limited to, the Partnership 10-K.

Such forward-looking statements, including, without limitation, those relating to estimates of future distributions, wherever such forward-looking statements occur in this Statement, are necessarily estimates reflecting the best judgment of the management of the Partnership and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. All forward-looking statements are necessarily speculative. Such forward-looking statements should, therefore, be considered in light of various important factors, risks and uncertainties, including those set forth in this Statement. Important factors, risks and uncertainties could cause actual results to differ materially from estimates or projections contained in the forward looking statements.

Readers are cautioned not to attribute undue certainty to the forward-looking statements contained in this Statement (and in the documents incorporated by reference herein), which speak only as of the date thereof. The factors, risks and uncertainties that could cause actual events or results to differ materially from those referred to in the forward-looking statements and which are discussed above or in other sections of this Statement should not be assumed to be the only things that could affect any forward-looking statements and thus it should not be assumed that silence by the General Partner and the Partnership over time means that actual events are bearing out as estimated in such forward-looking statements. Except as may be required by applicable law, neither the General Partner nor the Partnership undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                           INCORPORATION BY REFERENCE

     The following document, which has been previously filed by the Partnership with the Securities and Exchange Commission, is hereby incorporated herein by reference: The Partnership's Annual Report on Form 10-K for the year ended December 31, 2002.

                             ADDITIONAL INFORMATION

         A copy of the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002 without exhibits, is included as Appendix B to this Statement.

MACKENZIE PATTERSON, INC.
ROBERT J. KORSLIN

                                                                      APPENDIX A


                    CHRISKEN PARTNERS CASH INCOME FUND L.P.,
                         a Delaware Limited Partnership

                                  CONSENT FORM

The undersigned, a holder of units of limited partnership interests ("Units") (as set forth on the reverse side hereof) in CHRISKEN PARTNERS CASH INCOME FUND L.P. (the "Partnership"), hereby


                           ______      CONSENTS
                           ______      DOES NOT CONSENT
                           ______      ABSTAINS

to the following Proposal:

         Proposal: By consenting to this Proposal, the Partners hereby submit to the General Partner a proposal to be voted on by the Limited Partners which would direct the General Partners to actively market the Properties for sale and to accept an all cash offer for the Properties with a price of $15,000,000 or more, which is otherwise on commercially acceptable terms. If the proposal to sell the Properties is approved, the Proposal will be submitted to the General Partners who will be required to solicit the approval or disapproval of the Proposal by the Limited Partners pursuant to the Partnership Agreement, and the Partnership will reimburse accountable costs incurred by Unit holders in connection with preparation and distribution of this Consent Solicitation Statement.


                 (continued and to be executed on reverse side)


                    CHRISKEN PARTNERS CASH INCOME FUND L.P.,
                         a Delaware Limited Partnership

         This Consent is solicited by MacKenzie Patterson, Inc. and Robert J. Korslin. They reserve the right to waive any conditions to, or modify the terms of, the Solicitation (as defined in the Solicitation Statement). A Consent Form given, if effective, will be binding upon the holder of the Units who gives such Consent Form and upon any subsequent transferees of such Units, subject only to revocation by the delivery of a written notice of revocation by the Unit holder, executed and filed in the manner and within the time period described in the Solicitation Statement. In order to count, this Consent Form must be received by the Partnership prior to 5:00 P.M., Pacific Time, on ______, 2003. This fully completed and executed Consent Form should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to us, as follows:



Please sign your name below exactly in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all such holders should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Date:____________ , 2003    __________________________ Signature


                            __________________________ Signature if held jointly

                                                                      APPENDIX B





                                   FORM 10-KSB

                     CHRISKEN PARTNERS CASH INCOME FUND L.P.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

 (Mark One)

[ X ] Annual report under Section 13 or 15(d) of the Securities Exchange Act of
      1934 for the fiscal year ended December 31, 2002

[   ] Transition report under section 13 or 15(d) of the Securities Exchange Act
      of 1934 for the Transition period from                 to
                                             ---------------    ----------------

Commission file number 0-17602

                     CHRISKEN PARTNERS CASH INCOME FUND L.P.
                   ------------------------------------------
                 (Name of small business issuer in its charter)


                             DELAWARE                        36-3521124
                                                             ----------
(State or other jurisdiction of incorporation              (I.R.S. Employer
or organization)                                          Identification No.)

345 North Canal Street, Chicago, Illinois                       60606
-----------------------------------------                       -----
(Address of principal executive offices)                        (Zip Code)
Issuer's telephone number:                                      (312) 454-1626
                                                                --------------

Securities registered under to Section 12(b) of the Exchange Act:      None

Securities registered under Section 12(g) of the Exchange Act:         None

                          Limited Partnership Interests
                         ------------------------------
                                (Title of Class)

     Check  whether  the issuer (1) filed all  reports  required  to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO[ ]


     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form and no disclosure will be contained to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]


     Issuer's total gross rental revenues for its most recent fiscal year ended December 31, 2002, was $2,733,598. The aggregate sales price of the limited partnership interests (the "Units") held by non-affiliates was $17,742,500 (based on the price at which Units were offered to the public) at December 31, 2002, and March 15, 2003. The aggregate sales price does not reflect market value; it reflects only the price at which the Units were sold to the public. Currently, there is no market for the Units and no market is expected to develop.


                       DOCUMENTS INCORPORATED BY REFERENCE


     Portions of the Prospectus of the Registrant dated August 28, 1987, as supplemented and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, S.E.C. File No. 33-14921, are incorporated by reference in Part III of this Annual Report on Form 10-KSB.

                                     PART I


ITEM 1.  DESCRIPTION OF BUSINESS.

     ChrisKen Partners Cash Income Fund L.P. (the "Partnership") is a Delaware limited partnership formed in 1987 for the purpose of acquiring, operating, holding for investment and disposing of one or more existing income-producing apartment complexes and/or self-storage facilities. The general partners of the Partnership are ChrisKen Income Properties, Inc. (the "Managing General Partner") and ChrisKen Limited Partnership I (the "Associate General Partner") (collectively, the "General Partners"). The Managing General Partner is an Illinois corporation, the shares of which are owned or controlled by Mr. John F. Kennedy and Mr. John S. Marten. The Associate General Partner is an Illinois limited partnership of which Mr. Kennedy and ChrisKen Equities, Inc., an affiliate of the Partnership, are the general partners. Mr. Kennedy is the President and a Trustee of ChrisKen Residential Trust, the controlling entity of CREMCO, L.L.C., the management agent of the Specified Properties (defined below). Information regarding the relationship between the Partnership and the management agent is set forth in Item 12. Certain Relationships and Related Transactions. Mr. Marten is a former Executive Vice President - Property Management and Trustee of ChrisKen Residential Trust.

     The Partnership offered its units of limited partnership (the "Units") in a public offering pursuant to which it sold a total of 37,732 Units ($18,866,000) when the Offering terminated on August 28, 1989. From time-to-time the Partnership repurchased and retired Units. In 1996, 1997, and 1999 the Partnership purchased and retired 423 and 360.858, and 971.0235 Units, respectively. The cost of the Units repurchased by the Partnership was $411,977. At December 31, 2002, and December 31, 2001, 35,965 Units were outstanding.

     Capitalized terms not defined herein have the meaning ascribed to them in the Partnership's Prospectus dated August 28, 1987.

     The principal investment objectives of the Partnership are: (i) preservation and protection of capital; (ii) distribution of current cash flow, a significant portion of which should not be subject to federal income taxes in the initial years of the Partnership's operation; and (iii) capital appreciation.

     The Partnership used the net proceeds of the Offering (the "Net Proceeds") to purchase a 99.9% interest in the partnerships which own the Springdale Apartments, a 199-unit apartment complex located in Waukesha, Wisconsin (the "Springdale Apartments"), and Gold Coast Self Storage, a 155,997 gross square foot, seven story and garage style self-storage facility located in Chicago, Illinois ("Gold Coast Storage") (collectively, the "Specified Properties" or individually a "Property"). Further information concerning each of the Specified Properties is provided below in Item 2. Properties. Discussion regarding apartment complexes that may compete with the Springdale Apartments is set forth below in Item 2. Properties - The Springdale Apartments -- Analysis. Similarly, discussion regarding storage facilities which may compete with Gold Coast Storage is set forth below in Item 2. Properties - Gold Coast Storage -- Analysis. The General Partners of the Partnership believe that both Specified Properties remain competitive in their respective markets.

     The Partnership has no employees. The General Partners believe that CREMCO, L.L.C., the management agent of the Specified Properties, has sufficient personnel and other required resources to discharge all of its responsibilities to the Partnership. The General Partners and their affiliates are permitted to perform services for the Partnership. The business of the Partnership is not seasonal and the Partnership does no foreign or export business.

     A presentation of information about industry segments is presented in the Notes to Consolidated Financial Statements. The Partnership, by virtue of its ownership of real estate, is subject to federal and state laws and regulations covering various environmental issues. The Managing General Partner is not aware of any potential liability related to environmental issues or conditions that would be material to the Partnership.

ITEM 2.  DESCRIPPTION OF PROPERTIES.


     The Partnership holds the Specified Properties described below on an unencumbered or all cash basis. In identifying the Specified Properties, the General Partners considered various real property and financial factors, including the condition and use of such Properties, the prospects for long-range liquidity, income-producing capacity, possible long-term appreciation prospects and income tax considerations. The Partnership will not acquire additional properties. The Partnership originally expected to begin an orderly liquidation of the Specified Properties after a period of operations of five to ten years. The Partnership has been operating for more than ten years. The Partnership intends to hold the Specified Properties until such time as a sale or other disposition appears to be advantageous to achieving the Partnership's investment objectives or it appears that such objectives will not be met. In deciding whether to sell or refinance a Property, the Partnership will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the Limited Partners. The net proceeds of any such sale or refinancing would be distributed to the Partners in accordance with the terms of the Partnership Agreement.




                                               OCCUPANCY/LEASED SPACE

                       DESCRIPTION OF
NAME AND LOCATION         PROPERTY           12/31/98       12/31/99       12/31/00        12/31/01       12/31/02

Springdale          199 unit residential        97%            97%            95%           94.5%            91%
Apartments          apartment complex
Waukesha,           located on 13.9
Wisconsin           acres of land.

Gold Coast          155,997 square foot         88%            87%            88%            85%            74.1%
Storage             self-storage facility
Chicago,            facility with 92,391
Illinois            square feet of space.



The Springdale Apartments.

     General. The Partnership holds a 99.9% interest, as sole general partner, in Springdale Associates Ltd., a Delaware limited partnership (hereinafter "Springdale Associates"). ChrisKen Limited Partnership 1, the Partnership's Associate General Partner holds the remaining .1% interest as the sole limited partner of Springdale Associates. Springdale Associates owns the land and buildings located at 2407-17 Springdale Road, Waukesha (Waukesha County), Wisconsin (the "Springdale Apartments").

     Property. The Springdale Apartments comprise a multi-family rental complex built in 1972, consisting of 199 rental units located in eight separate buildings on 13.9 acres of land. Each building is a two-story structure, with some buildings having exposed basements, which allow for another level of apartments on the exposed sides.

     The Springdale Apartments offer one, two and three bedroom models, with rents at December 31, 2002, as follows:


                                                                          Average Approximate     Rent/Sq. Ft.
Apartment Type               No. of Apartments       Rent per Month         Apartment Size       (Includes Heat)
--------------               -----------------       --------------         --------------       ---------------

1BR, 1 Bath                         70               $714-729                677-733 SF            $1.05 -.99
* 1 BR, I Bath                       9               $764-779                677-733 SF            $1.13 -1.06
2BR, 2 Baths                        85               $819-829                936-966 SF            $.88-.86
*2BR, 2 Baths                       15               $864-879                936-966 SF            $.92 -.91
3BR, 2 Baths                        19               $989-1004               1,150-1,200 SF        $.86 -.84
*3BR, 2 Baths                        1               $1054                   1,150 SF              $.92


*Renovated

     Although the current rental rates in the table above reflect an average increase of approximately 4.6% over December 31, 2001 rental rates, realized lease rates increased 3.4% during 2002. The average economic occupancy, measured as a percentage of net rental receipts dividend by gross potential rents, of the Springdale Apartments was 95.6% in 2002 compared to 95.3% in 2001. Additionally, occupancy as of December 31, 2002, was 91%. See discussion in Item 6. Management's Discussion and Analysis or Plan of Operations, below. Most tenant leases are for periods of from six months to one year. At December 31, 2002, there were three tenants with month-to-month leases. No tenants lease more than one unit.

     Analysis. The General Partners believe that the following information reflected market conditions as of December 31, 2002, for apartment complexes that may compete with the Springdale Apartments.


                              COMPETITIVE PROJECTS

                                                                     Average
                                                                   Rent/Sq. Ft.
                                                  Apartment Size   (Includes
Project       Apartment Type     Rent per Month   Average in SF      Heat)
-------       --------------     --------------   -------------      -----
Meadows       A) 1BR/1 Bath         $680               685            $.99
              B) IBR/1 Bath         $745               708            $1.05
              A) 2BR/2 Bath         $745               943            $.79
              B) 2BR/2 Bath         $870               1,115          $.78
Monterey *    1BR/1 Bath            $725-750           730-860        $.99-.87
(Waukesha)    2BR/2 Bath            $785-835           965-1,010      $.81-.83
Willow *      1BR/1 Bath            $615-650           630-912        $.98-.71
Creek         2BR/1-1/2 Bath        $750-770           940-1,050      $.80-.73
(Waukesha)


*Does not include heat. A) = Not Remodeled; B) = Remodeled


     The  Meadows,   which  is  directly   across  the  street  from  Springdale
Apartments, completed remodeling of its clubhouse, leasing center, fitness center and game room in 1996, and continues to remodel apartment interiors, for which higher rents are charged. Monterey is a seventeen-year-old complex and rental rates do not include heat. Willow Creek is a thirteen-to-fourteen year old complex located next to Springdale Apartments. Willow Creek, whose rental rates do not include heat or water and sewer, comprises 168 units.

     For federal income tax purposes, the Springdale Apartments are being depreciated using 27.5-year straight-line depreciation for the portion of its federal income tax basis allocable to non-tax-exempt Limited Partners and using a 40-year straight-line depreciation for the portion allocable to tax-exempt Limited Partners. Since June 1, 1998, for financial reporting purposes, the Springdale Apartments have been depreciated on straight-line depreciation basis, over a 16.75 year life. See generally, Item 7. Financial Statements - Note 1 to Financial Statements. The General Partners believe that the Springdale Apartments are adequately covered by insurance. Material improvements in 2002 primarily consisted of: eight apartment renovations, nineteen new shower surrounds, joist reinforcements and structural repairs and replacement of air conditioners, appliances, and carpeting, as necessary. See discussion in Item 6. Management's Discussion and Analysis or Plan of Operations, below. Material improvements anticipated in 2003 include: approximately 26 new shower surrounds, joist reinforcements and structural repairs, re-asphalting of the fire lane, renovating apartments, landscaping improvements, exterior lighting enhancements, and apartment carpet and tile, heating, ventilation and air conditioning and appliance replacement on an as needed basis.

Gold Coast Storage.

     General. The Partnership has a 99.9% interest, as the sole general partner, in Chicago I Self-Storage, Ltd., an Illinois limited partnership affiliated with the Partnership (the "Halsted Partnership"). ChrisKen Limited Partnership 1, the Associate General Partner, holds the remaining .1% interest as the sole limited partner of the Halsted Partnership. The Halsted Partnership owns the land and buildings located at 1015 North Halsted, Chicago, Illinois ("Gold Coast Storage").

     Property. Gold Coast Storage is a seven-story, loft-type industrial building constructed in approximately 1930 for use as a light manufacturing facility and warehouse. In 1982, a prior owner converted the building to a self-storage facility. When acquired, the building contained a total gross floor area of approximately 145,000 square feet (now approximately 155,997 square feet primarily resulting from the addition of garage stle storage buildings), in addition to a full basement area, and was constructed with load-bearing exterior masonry walls and wood floors and joists. The foundation walls are masonry with exterior elevations of common brick and face brick. The office areas in the front of the building are provided with heating, ventilation and air conditioning systems that the General Partners believe to be in satisfactory condition. The storage areas of the building are heated to temperatures held in the 50 degree Fahrenheit range by ceiling-mounted space heaters with fans. The building is serviced by two freight elevators and has a TV security system, fire escape and sprinkler system. The Gold Coast Storage parking lot has 14 spaces for automobiles.

     Lessees of rental units in self-storage facilities include individuals, small businesses, professionals and to some extent, large businesses. Individuals usually rent space for the storage of furniture, household appliances, personal belongings, motor vehicles, boats, campers, motorcycles and household goods. Businesses normally rent space for storage of excess inventory, records and equipment. Such usage may be on a long-term or short-term basis. Substantially all leases for storage space in 2002, with the exception of approximately 4,647 square feet, were on a month-to-month basis. The average optimum lease rate for self-storage space is $16.00 per square foot, although rates on individual storage areas vary, based upon the number of square feet in the specific storage area. At December 31, 2002, approximately 74.1% of the space was leased compared to 85% at December 31, 2001. On an economic basis, the average occupancy was 72.4% during 2002 and 83.7% during 2001.

     The Partnership has obtained insurance covering the contents of rented storage units where damage is due to negligence or malfeasance. However, the scope of this type of insurance is limited and will not cover wrongful action deemed to be willful. The expense of defending and, where appropriate, settling or paying such claims is an added cost of business to be borne by the Partnership. Although past experience would indicate that such claims should not materially affect the Partnership's financial condition or its results of operations, no assurance can be given regarding the number or amount of such claims or the cost of defending or disposing of them, which the Partnership may have to bear.

The size and type of self-storage units which are available are set forth in the chart below:

(1) Gold Coast Storage - Interior

                                                                Annual Cost per
        Sq. Ft.   Size       Cost per Month     Cost Annually       Sq. Ft.
        -------   ----       --------------     -------------       -------
        16        4x4x4          $ 30.00            $ 360.00        $22.50
        32        8x4x5            56.00              672.00         21.00
        40        5x8x9            70.00              840.00         21.00
        50        5x 10x9          90.00            1,080.00         21.60
        64        8x8x9           112.00            1,344.00         21.00
        80        8x10x9          125.00            1,500.00         18.75
        104       8x 13x9         135.00            1,620.00         15.58
        144       8x 18x9         187.00            2,244.00         15.58
        192       12x16x9         230.00            2,760.00         14.38
        352       22x16x9         366.00            4,392.00         12.48


(2) Gold Coast Storage - Exterior

                                                                Annual Cost per
        Sq. Ft.   Size       Cost per Month     Cost Annually       Sq. Ft.
        -------   ----       --------------     -------------       -------
        200       10x20         $ 240.00          $ 2,880.00       $ 14.40
        250       10x25           290.00            3,480.00         13.92
        264       12x22           304.00            3,648.00         13.82
        300       10x30           345.00            4,140.00         13.80
        403       13x31           419.00            5,028.00         12.48

     Analysis.  The  General  Partners  believe  that  twenty-one   self-storage
facilities compete with Gold Coast Storage. Following are seven of the facilities that the General Partners believe most directly compete with the property:

(1)  East Bank Storage (One)   (This location offers sales representatives a
     429 West Ohio Street      business center which includes private offices
                               and free local telephone use and copier service.)

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         25        5x5x4          $ 55.00          $ 660.00        $ 26.40
         50        5x10x8           85.00          1,020.00          20.40
         64        8x8x8           115.00          1,380.00          21.56
         80        8x10x8          135.00          1,620.00          20.25
         100       10x10x8         160.00          1,920.00          19.20

(2)  East Bank Storage (Two)   (This location opened during the fourth
     730 West Lake Street      quarter 1996.)

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         25        5x5x8          $ 55.00          $ 660.00        $ 26.40
         50        5x10x8          100.00          1,200.00          24.00
         80        8x10x8          160.00          1,920.00          24.00
         100       10x10x8         175.00          2,100.00          21.00
         150       10x15x8         235.00          2,820.00          18.80
         200       10x20x8         305.00          3,660.00          18.30

(3)  Public Storage            (This location opened for business in early 1996)
     1129 N. Wells

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         25        5x5x8          $ 53.00          $ 636.00        $ 25.44
         50        5x10x8           95.00          1,140.00          22.80
         80        8x10x8          135.00          1,620.00          20.25
         100       10x10x8         139.00          1,668.00          16.68
         200       10x20x8         289.00          3,468.00          17.34

(4)  Public Storage            (This location opened for business in early 1996)
     362 W. Chicago Ave

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         25        5x5x8          $ 49.00          $ 588.00        $ 23.52
         50        5x10x8           85.00          1,020.00          20.40
         80        8x10x8          109.00          1,308.00          16.35
         100       10x10x8         129.00          1,548.00          15.48
         200       10x20x8         259.00          3,108.00          15.54

(5)  Strong Box                (This property has modified some space into a
     1516 N. Orleans           controlled wine cellar.)

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         16        4x4x4          $ 47.00          $ 564.00        $ 35.25
         25        5x5x8            67.00            804.00          32.16
         50        5x10x8          110.00          1,320.00          26.40
         64        8x8x8           130.00          1,560.00          24.38
         80        8x10x8          158.00          1,896.00          23.70
         100       10x10x8         194.00          2,328.00          23.28
         144       8x18x8          290.00          3,480.00          24.17

(6)  The Lock Up
     930 N. Clybourn

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         50        5x10x8        $ 139.00        $ 1,668.00        $ 33.36
         80        8x10x8          175.00          2,100.00          26.25
         100       10x10x8         235.00          2,820.00          28.20
         150       10x15x8         309.00          3,708.00          24.72
         200       10x20x8         359.00          4,308.00          21.54

(7)  The Lock Up
     350 W. Kinzie

                                                                Annual Cost per
         Sq. Ft.   Size       Cost per Month   Cost Annually        Sq. Ft.
         -------   ----       --------------   -------------        -------
         50        5x10x8         $ 75.00          $ 900.00        $ 18.00
         80        8x10x8          109.00          1,308.00          16.35
         100       10x10x8         179.00          2,148.00          21.48
         150       10x15x8         249.00          2,988.00          19.92


     Parking lot spaces are leased to ChrisKen Support Services, Inc, an affiliate of Gold Coast Storage, which operates a rental truck service. Rent is paid on a month-to-month basis and is based on volume of rentals as an indication of use of the space. Rent of the parking lot space is expected to average approximately $510 per month.

     For federal income tax purposes, Gold Coast Storage is being depreciated using a part 31.5-year and part 19-year straight-line depreciation method for the portion of its federal income tax basis allocable to non-tax-exempt Limited Partners and using a 40-year straight-line depreciation method for the portion allocable to tax-exempt Limited Partners. For financial reporting purposes, the Property is being depreciated using 31.5-year straight-line depreciation. Major improvements during 2002 included extensive tuck pointing and masonry, replacement of the first floor roof and elevator repairs. See Item 6, Management's Discussion and Analysis or Plan of Operations, below for further discussion. Major improvements anticipated for 2003 include new signage, new doors and gutter systems for existing garages, the enclosure of 190 window openings with UL fire rated materials, replacement of the dock catch basin, and structural repairs.



                   (Balance of page left intentionally blank.)

ITEM 3.  LEGAL PROCEEDINGS.

     The Partnership is not a party to any litigation other than litigation that the Managing General Partner believes is routine litigation incidental to the Partnership's business. In December 2001, John S. Marten, a former officer and trustee of ChrisKen Residential Trust ("CRT"), which controls CREMCO, LLC, the Partnership's management agent ("CREMCO)"), sued CRT, CREMCO, CRT's three independent trustees, and John F. Kennedy (a trustee of CRT and an officer of the Partnership's Managing General Partner) (see MARTEN V. CHRISKEN RESIDENTIAL TRUST, ET AL., No. 01 CH 21979). Neither the Partnership nor the General
Partners are parties to that litigation. The litigation is pending in the Circuit Court of Cook County, Illinois, County Department, Chancery Division.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     No matters were submitted to a vote of security holders during the fourth quarter of the Partnership's fiscal year covered by this report.



                   (Balance of page left intentionally blank.)

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S LIMITED PARTNERHSIP INTERESTS AND RELATED SECURITY HOLDER MATTERS.

     The Units are not readily transferable. There is no public market for the Units and it is not currently expected that any will develop. There are restrictions upon the transferability of the Units, including the requirement that the General Partners consent to any transferee becoming a substituted Limited Partner (which consent may be granted or withheld at the sole discretion of the General Partners). In addition, restrictions on transfer may be imposed under federal and state securities laws.

     The Revenue Act of 1987 contains provisions that may have an adverse impact on investors in certain "publicly traded partnerships." If the Partnership were to be classified as a "publicly traded partnership," income attributable to the Units would be characterized as portfolio income and the gross income attributable to Units acquired by tax-exempt entities would be unrelated business income, with the result that the Units could be less marketable. The General Partners will, if necessary, take appropriate steps to ensure that the Partnership will not be deemed a "publicly traded partnership."

     In the fourth quarter of 2002, CMG Partners L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited offer to the Partnership's Limited Partners to purchase up to 4.9%, or approximately 1,762, of the Partnership's outstanding Limited Partnership Units at $292 per Unit. The offer expired on January 30, 2003. The Partnership's records indicate that 114.8398 Limited Partnership Units were sold by Limited Partners to CMG Partners L.L.C. as a result of this offer.

     In the second quarter of 2002, CMG Partners L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited offer to the Partnership's Limited Partners to purchase up to 4.9%, or approximately 1,762, of the Partnership's outstanding Limited Partnership Units at $310 per Unit. The offer expired on October 15, 2002. The Partnership's records indicate that 455.77548 Limited Partnership Units were sold by Limited Partners to CMG Partners L.L.C. as a result of this offer.

     In the first quarter of 2002, CMG Partners L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited offer to the Partnership's Limited Partners to purchase up to 4.9%, or approximately 1,762, of the Partnership's outstanding Limited Partnership Units at $290 per Unit. The offer expired on May 31, 2002. The Partnership's records indicate that
248.6 Limited Partnership Units were sold by Limited Partners to CMG Partners L.L.C. as a result of this offer.

     In the third quarter of 2002, MacKenzie Patterson, Fund 16, L.L.C., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited tender offer to the Partnership's Limited Partners to purchase up to 900, or approximately 2.5%, of the Partnership's outstanding Limited Partnership Units at $305 per Unit. The offer expired on August 15, 2002. The Partnership's records indicate that 84.2 Limited Partnership Units were sold by Limited Partners to MacKenzie Patterson, Fund 16, L.L.C. as a result of this offer.

     In the first quarter of 2002, MacKenzie Patterson, Inc., which is not affiliated with the Partnership or its General Partners, submitted an unsolicited tender offer to the Partnership's Limited Partners to purchase up to 1,200, or approximately 3.34%, of the outstanding Limited Partnership Units of the Partnership at $280 per Unit. The MacKenzie Patterson, Inc. offer expired on March 15, 2002. The Partnership's records indicate that 79.2 Limited Partnership Units were sold by Limited Partners to MacKenzie Patterson, Inc. as a result of this offer.

     In the first quarter of 2002, McDowell Foods, Inc., which is not affiliated with the Partnership or its General Partners, acquired 85 Limited Partnership Units as the result of a previous unsolicited tender offer to the Partnership's Limited Partners.

     Management believes that the Unit sales to CMG Partners, L.L.C., MacKenzie Patterson, Inc., MacKenzie Patterson, Fund 16, L.L.C., and McDowell Foods, Inc. will not adversely affect the management or the liquidity of the Partnership. Additional unsolicited offers to purchase Limited Partnership Units may occur in the future. From time to time, the Partnership receives requests to furnish the names, addresses and number of Limited Partnership Units owned by the Limited Partners. The Partnership complies with such requests as required by the terms of the Partnership Agreement and/or applicable law.

     At December 31, 2001, 35,965 Units were outstanding. At December 31, 2002, and at March 15, 2003, 35,965 Units were outstanding, which were held by a total of 1,494 Unit holders.

     The Limited Partners were paid two cash distributions in 2002 totaling $8.74 per Unit and four cash distributions in 2001 totaling $25.90 per Unit. Additional information with respect to distributions is set forth in Item 6. Management's Discussion and Analysis or Plan of Operations - - Results of Operations.

ITEM 6.  MAMAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.

Liquidity and Capital Resources.

     The Partnership had cash and cash equivalents of $753,040 as of December 31, 2002, and $301,355 as of December 31, 2001. The increase in cash and cash equivalents on hand is the result of several primary factors: decreased distributions to Limited Partners, and decreased accounts receivable and prepaid expenses, partially offset by additions to investment in real estate, decreased revenue generated by the Specified Properties, and a decrease in tenants' security deposits. The Partnership's restricted cash, representing operating and contingency reserves (the "Reserve"), was funded by proceeds from the Offering and had a balance of $377,320 on December 31, 2002, and December 31, 2001 (which represents 2% of the gross proceeds of the Offering as required by the Limited Partnership Agreement). The Reserve is intended to assist the Partnership in maintaining liquidity to meet cash requirements and is available for unanticipated contingencies and capital improvements and repairs at the Specified Properties (see additional discussion below).

     In 2001, at Gold Coast Storage, the City of Chicago Fire Department determined that, in the event of a fire, individuals using exterior fire escapes might be injured by broken glass from window openings within ten feet of a fire escape. In conjunction with the Fire Department, the Partnership has developed a plan to encase identified windows with UL fire rated materials. The Partnership has received the necessary approval and building permit from the City of Chicago Building Department. Work on this project, originally expected to begin in the third quarter of 2002, will begin early in the second quarter of 2003. The Managing General Partner does not expect the cost of this project to exceed $259,000.

     In 2001, the Partnership agreed with the City of Chicago that it would complete repairs and tuck-pointing with respect to the exterior walls at Gold Coast Storage property. Such work began in 2001 and was completed by November 2002 as required. Work performed in 2001, for a total cost of $192,067, was funded from 2001 operations. Expenditures related to this project in 2002 totaled $88,200 and were funded from 2002 operations. In performing the tuck-pointing work in 2002, additional structural repair needs were identified. The additional repairs were completed in the first quarter of 2003 at a cost of $68,500.

     In the fall of 2000, in the course of repairing the damage caused by a fire at one of the apartment units at Springdale Apartments, a structural defect in the construction of the fire-damaged unit was discovered. The Managing General Partner of the Partnership retained a structural engineer to perform an examination of Springdale Apartments. As of March 1, 2003, the structural engineer had completed an examination of 117 of the 199 apartments units and will continue to perform testing on the remaining apartment units as residents vacate those units. Based on the structural engineer's reports, the Managing General Partner believes that the remediation costs at Springdale Apartments can be funded out of the Partnership's cash flow. However, if further examination reveals that more extensive defects requiring remedial repairs exist with respect to the remaining units, it could have a material adverse impact on the Partnership's financial condition.

     In 2001, structural enhancements and repairs to the Specified Properties that the Managing General Partner deemed necessary and advisable were undertaken. As a result, in 2001 major expenditures exceeded expenditures for such items for the few years preceding 2001. As discussed above, the increased level of expenditures for major repairs and improvements continued in 2002. All such expenditures were funded from operating cash flow. The Managing General Partner anticipates that substantial major repairs and improvement expenditures will be required in future near term fiscal periods due to competitive market conditions and overall maintenance of the Specified Properties. The level of future distributions to the Limited Partners is dependent on the overall performance of the Specified Properties, including capital expenditures and repairs.

     The Managing General Partner is continuing to explore opportunities that may be deemed advantageous to the Partnership, including sales of the Properties. The Managing General Partner has engaged third party real estate firms to review the feasibility of converting the Springdale Apartments to condominiums for sale of the individual apartment units rather than selling the property as an apartment community. Reports by such third party real estate firms were not as positive with respect to condominiumization of the Property as the Managing General Partner had anticipated. Based on those reports, the Managing General Partner has commissioned a more thorough feasibility report and is reviewing federal tax implications of selling the individual apartments as condominiums and selling the Property as a whole. If the Managing General Partner determines that a sale of the Springdale Apartments directly or through condominiumization is advisable, a vote of the Limited Partners will be solicited.

     The source of future liquidity for the Partnership and cash distributions to the Partners is dependent primarily upon cash generated by the Specified Properties and secondarily through the sale or financing of these properties. Based upon a review of the existing leases and occupancy levels at the Specified Properties and cash flows generated by the Specified Properties and further based upon the Partnership's investment objectives and the fact that the Specified Properties are held on an all-cash basis in connection with such acquisitions, the General Partners do not anticipate a lack of liquidity. In the event the Reserve and cash flows were insufficient to meet cash or liquidity needs, the Partnership would be required to borrow funds to meet such costs. The General Partners believe that the equity in the Partnership's Specified Properties, which are now held on an all-cash basis, would provide additional sources of liquidity, if required. The General Partners therefore believe that, if required, the Partnership would be able to obtain financing collateralized by the Specified Properties in order to provide funds to meet working capital needs.

Results of Operations.

     Comparison of 2002 to 2001. Occupancy at the Springdale Apartments was 91% at December 31, 2002, and 94.5% at December 31, 2001. Economic occupancy, measured as a percentage of net rental receipts divided by gross potential rents at the Springdale Apartments, averaged approximately 95.6% during 2002 and 95.3% in 2001. Management anticipates that occupancy will average 89% to 94% during 2003. Leased space at Gold Coast Storage was 74.1% at December 31, 2002, compared to 85% at December 31, 2001. On an economic basis, the average occupancy at Gold Coast Storage during 2002 was 72.4% and 83.7% in 2001. At December 31, 2002, the average optimum annual lease rate for self-storage space was $16.00, as compared to $16.12 one year earlier. The General Partners believe that occupancy, on a square footage basis, at Gold Coast Storage during 2003 will range from 72% to 85%. Management continues to aggressively market both apartment units at the Springdale Apartments and lease space at Gold Coast Storage in order to increase occupancy percentages at both locations.

     Overall rental revenue for the twelve months ended December 31, 2002, attributable to the Specified Properties ($2,733,598) decreased by $130,905 the from overall rental revenue for the twelve months ended December 31, 2001
($2,864,503). Net rental revenue increased for Springdale Apartments from $1,647,061 for the year ended December 31, 2001, to $1,685,770 (approximately 2.35%) for the year ended December 31, 2002, due primarily to a $56,927 increase in rental rates partially offset by a $17,711 increase in employee unit costs. The General Partners anticipate that rental revenue at Springdale Apartments will improve from 2002 levels during 2003 due to a projected increase in rental rates. There can be no assurance, however, that such projected increases will occur. Net rental revenue decreased at Gold Coast Storage (approximately 13.9%) from $1,217,442 for the year ended December 31, 2001, to $1,047,827 for the year ended December 31, 2002. Rental income at Gold Coast decreased in 2002 due to a $166,555 increase in vacancy loss, a $10,800 increase in employee unit costs and a $5,500 decrease in parking income, partially offset by an $11,223 increase in rental rates. Larger storage units rent at lower per square foot rates as compared to smaller storage units. The General Partners do not anticipate that rental revenue at Gold Coast Storage will improve during 2003 due to lower occupancy resulting primarily from increased competition and overall weakened economic conditions.

     Material improvements at Springdale Apartments in 2002, primarily consisted of eight apartment renovations, $62,048, nineteen shower surround replacements, $32,431, joist reinforcements and structural repairs, $29,246, replacement of appliances, $23,736, replacement of air conditioning units, $10,320, and carpeting replacement, $76,244. Major improvements at Gold Coast included tuck-pointing and masonry, $88,200, roof replacement, $25,000, and elevator repairs, $10,482.

     Overall expenses for the twelve months ended December 31, 2002, attributable to the Specified Properties, $2,306,160, increased by less than 1% from the same twelve-month period in 2001, $2,289,029. Expenses incurred in 2002 attributable to Springdale Apartments, $1,406,426, increased by approximately 9.8% from 2001, $1,280,646, due to increases in repairs and maintenance, depreciation, and general and administrative expenses, partially offset by decreased property operations, and advertising expense. Property repairs and maintenance at Springdale Apartments are higher for the year ended December 31, 2002, as compared to one year earlier, primarily due to the following increases in expense: structural repairs and supplies, $53,185, and maintenance salaries, $7,489, partially offset by a $10,172 decrease in grounds supplies and maintenance expense. Structural repairs and supplies increased primarily due to joist reinforcements, $21,261, and tub surround replacements, $32,431. Depreciation expense increased due to fixed asset additions. General and administrative increased primarily due to the following increases in expense: data processing, $5,269, bad debt, $9,158, property insurance, $12,090, professional fees, $9,363, and payroll tax and insurance, $6,427. Property operations decreased primarily due to a $21,618 decrease in gas and fuel expense, partially offset by a $9,392 increase in water and sewer expense. Gas and fuel decreased due to a reduction in rates and decreased usage. Water and sewer expenses are higher due to rate increases. Advertising expense decreased $4,406 at the Property during 2002 as compared to 2001. Management fee expense at Springdale Apartments during 2002 was $88,602, compared to $85,137 in 2001.

     Overall expenses of $899,734 attributable to Gold Coast Storage in 2002, decreased approximately 10.8% from overall expenses of $1,008,383 for 2001. Property operation expense at Gold Coast Storage decreased $427 for the year ended December 31, 2002, as compared to the same period one year earlier. Real estate taxes at Gold Coast Storage increased approximately 12.4% from $123,289 in 2001 to $138,554 in 2002. Repairs and maintenance expense at Gold Coast Storage decreased in 2002 as compared to 2001 primarily due to the following decreases in expense: structural repairs and supplies, $70,515, and heating, ventilation and air conditioning, $6,820. Structural repairs were lower in 2002 primarily due to tuck-pointing and masonry expense of $55,756 and roof joist repairs of $13,250 in 2001. Heating ventilation and air conditioning decreased due to a non-recurring boiler maintenance expense of $6,820 incurred in 2001. Advertising expense at Gold Coast Storage decreased to $77,629 during 2002 as compared to $90,204 in 2001, due primarily to signage additions and refurbishment expense of $11,050 incurred in 2001. Depreciation expense at Gold Coast Storage decreased to $206,659 in 2002, as compared to $207,822 in 2001. Overall general and administrative expenses at Gold Coast Storage decreased in 2002, as compared to 2001, due to the following decreases in expense: bad debt expense, $25,887, and office and administrative, $5,215, partially offset by the following increases in expense: property insurance, $8,246 and professional fees, $9,900. Management fee expense at Gold Coast Storage decreased to $63,024 in 2002 as compared to $76,156 in 2001 due to lower total revenue in 2002.

     For the year ended December 31, 2002, the Springdale Apartments had net income of $349,665 as compared to $431,473 for the year ended December 31, 2001, due to increased expenses, partially offset by increased rental revenues as discussed above. Net income for 2002, $189,588, from Gold Coast Storage decreased by approximately 27.5% from 2001, $261,403, as a result of the factors affecting rental revenue and expenses as detailed above.

     Partnership interest income during 2002 decreased to $970 from $19,672 during 2001. Interest income earned on excess cash held by Springdale Apartments was $1,616 in 2002 and $4,813 in 2001. Interest income decreased due, in part, to lower interest rates in 2002. Partnership general and administrative expenses for 2002 increased to $27,858 from $21,920 in 2001 due to increased electronic processing fees and mailing expenses. Partnership professional fees for 2002 increased to $32,612 from $29,370 in 2001. Audit and accounting fees in 2002 decreased to $55,167 from $66,267 in 2001.

     The combined net income of the Specified Properties and Partnership for 2002, $424,586 decreased from 2001, $594,990, as the result of the factors discussed above. Net income per Unit in 2002 ($10.62) decreased from 2001
($14.89) primarily as the result of the factors detailed above affecting the Specified Properties. Distributions to Limited Partners in 2002 totaled $314,331 compared to 2001 distributions of $931,457. Distributions on a per unit basis to Limited Partners decreased in 2002 ($8.74) compared to 2001 ($25.90), of which $8.95 per unit was a return of capital on a federal income tax basis in 2001 and none of which was return of capital in 2002. Distributions to the General Partners for the twelve months ended December 31, 2001 totaled $139,865. In accordance with the Partnership Agreement, the General Partners were entitled to such distributions because the Limited Partners received a 7% non-cumulative, non-compounded preferred return in fiscal 2000. There were no distributions to the General Partners in 2002.

     As discussed in "Liquidity and Capital Resources" above, the Managing General Partner reviewed proposed 2002 budgets that included significant proposed expenditures for major repairs and improvements at the Specified Properties. Although the Managing General Partner did not proceed with certain proposed optional expenditures at the Specified Properties, the Managing General Partner did proceed with the proposed major repairs and improvements that were deemed necessary. Expenditures in 2002 on such items were higher than in years prior to 2001. The Partnership will continue with major repairs and improvements during 2003, which will likely exceed those incurred in 2001 and 2002. As discussed above, the level of distributions to the Limited Partners is dependent on the overall performance of the Specified Properties and on expenditures for major repairs and improvements. While the General Partners hope to increase net income generated by the Specified Properties in 2003, as compared to 2002, by increasing occupancy and rental rates, current economic conditions may limit their ability to do so. The General Partners believe that in certain markets, current economic conditions will continue to have a negative effect on the multifamily housing markets in part because the resulting significant decreases in home mortgage rates have encouraged first time home purchases. Although a report issued by Fannie Mae in 2002 indicates that mortgage rates were expected to rise in 2002, such rates remained low during the first quarter of 2003. The Managing General Partner cannot predict if there will be increases, or if so, how or when such increases will impact demand for apartment properties like those at the Springdale Apartments or demand for storage. The Managing General Partner believes that aggregate distributions during 2003 will approximate distributions during 2002.

     The Partnership paid $55,167 to its accountants, Ernst & Young LLP, for fiscal year 2002.

     Some statements in this Form 10-KSB are forward looking and actual results may differ materially from those stated. As discussed herein, among the factors that may affect actual results are changes in rental rates, occupancy levels in the market place in which the Springdale Apartments and Gold Coast Storage compete and/or unanticipated changes in expenses or capital expenditures.

Inflation.

     Inflation has several types of potentially conflicting impacts on real estate investments. Short-term inflation can increase real estate operating costs, which may or may not be recovered through increased rents and/or sales prices, depending on general or local economic conditions. In the long-term, inflation can be expected to increase operating costs and replacement costs but may lead to increased rental revenues and real estate values.

ITEM 7.  FINANCIAL STATEMENTS.

                     ChrisKen Partners Cash Income Fund L.P.
                        (A Delaware Limited Partnership)

                   Index to Consolidated Financial Statements




Report of Independent Auditors..............................................F-2

Consolidated Financial Statements

Consolidated Balance Sheet - December 31, 2002..............................F-3
Consolidated Statements of Income for the Years Ended
   December 31, 2002 and 2001...............................................F-4
Consolidated Statements of Partners' Capital for the Years
   Ended December 31, 2002 and 2001.........................................F-5
Consolidated Statements of Cash Flows for the Years Ended
   December 31, 2002 and 2001...............................................F-6
Notes to Consolidated Financial Statements..................................F-7

                         Report of Independent Auditors

To the Partners
ChrisKen Partners Cash Income Fund L.P.

We have audited the accompanying consolidated balance sheet of ChrisKen Partners Cash Income Fund L.P. (a Delaware Limited Partnership) as of December 31, 2002, and the related consolidated statements of income, partners' capital, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ChrisKen Partners Cash Income Fund L.P. at December 31, 2002, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.


Ernst & Young LLP
Chicago, Illinois
March 3, 2003


                                      F-2 (B-17)

                     ChrisKen Partners Cash Income Fund L.P.
                        (A Delaware Limited Partnership)

                           Consolidated Balance Sheet

                                December 31, 2002


Assets
Cash and cash equivalents                                   $     753,040
Restricted cash                                                   377,320
Accounts receivable                                                32,990
Prepaid expenses                                                   27,571
                                                          ------------------
                                                                1,190,921
Investment in real estate, at cost:
   Land                                                         2,220,195
   Land improvements                                              193,515
   Buildings and improvements                                  11,341,974
   Equipment                                                      736,217
                                                          ------------------
                                                               14,491,901
   Accumulated depreciation                                    (4,356,836)
                                                          ------------------
                                                               10,135,065

                                                          ------------------
Total assets                                                  $11,325,986
                                                          ==================

Liabilities and partners' capital
Accounts payable and accrued expenses                        $    169,205
Tenants' security deposits                                         95,246
Deferred rental income                                            147,282
Accrued real estate taxes                                         307,327
                                                          ------------------
Total liabilities                                                 719,060

Partners' capital:
   General partners                                               436,230
   Limited partners (35,965 units issued and outstanding)      10,170,696
                                                          ------------------
Total partners' capital                                        10,606,926

                                                          ------------------
Total liabilities and partners' capital                       $11,325,986
                                                          ==================

See accompanying notes.


                                      F-3 (B-18)

                     ChrisKen Partners Cash Income Fund L.P.
                        (A Delaware Limited Partnership)

                        Consolidated Statements of Income


                                                     Year ended December 31
                                                     2002              2001
                                                --------------------------------
Revenue
Rental                                            $2,733,598        $2,864,503
Interest                                               2,586            24,485
Other                                                110,199           112,589
                                                --------------------------------
Total revenue                                      2,846,383         3,001,577

Expenses
Property operations                                  280,534           270,434
Real estate taxes                                    306,802           290,690
Repairs and maintenance                              390,666           422,643
Advertising                                           99,673           116,653
Depreciation                                         614,969           598,479
General and administrative                           577,527           546,395
Management fees - affiliate                          151,626           161,293
                                                --------------------------------
Total expenses                                     2,421,797         2,406,587
                                                --------------------------------
Net income                                         $ 424,586         $ 594,990
                                                ================================

Net income allocated to general partners            $ 42,459          $ 59,499
                                                ================================
Net income allocated to limited partners           $ 382,127         $ 535,491
                                                ================================

Net income allocated to limited partners
   per weighted-average limited
   partnership units outstanding                    $  10.62          $  14.89
                                                ================================
Weighted-average limited partnership
   units outstanding                                  35,965            35,965
                                                ================================


See accompanying notes.


                                      F-4 (B-19)

                     ChrisKen Partners Cash Income Fund L.P.
                        (A Delaware Limited Partnership)

                  Consolidated Statements of Partners' Capital

                     Years ended December 31, 2002 and 2001



                                           Partners' Capital Accounts

                                  General
                                  Partners   Limited Partners       Total
                               -------------------------------------------------

Balance at January 1, 2001         474,137      10,498,866         10,973,003
Distributions (A)                 (139,865)       (931,457)        (1,071,322)
Net income                          59,499         535,491            594,990

                               -------------------------------------------------
Balance at December 31, 2001       393,771      10,102,900         10,496,671
Distributions (A)                        -        (314,331)          (314,331)
Net income                          42,459         382,127            424,586
                               -------------------------------------------------
Balance at December 31, 2002      $436,230     $10,170,696        $10,606,926
                               =================================================

Note (A): Summary of quarterly cash distributions paid per limited partnership unit:

                                                      2002             2001
                                               ---------------------------------

                First quarter                       $ 0.00         $  11.54
                Second quarter                        8.74             0.00
                Third quarter                         0.00             8.68
                Fourth quarter                        0.00             5.68

See accompanying notes.


                                      F-5 (B-20)

                     ChrisKen Partners Cash Income Fund L.P.
                        (A Delaware Limited Partnership)

                      Consolidated Statements of Cash Flows



                                                                               Year ended December 31
                                                                               2002              2001
                                                                            -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                   $  424,586      $   594,990
Adjustments to reconcile net income to net cash flows provided by operating activities:
     Depreciation                                                               614,969          598,479
     Net changes in operating assets and liabilities:
       Decrease in accounts receivable                                           20,397           19,831
       Decrease (increase) in prepaid expenses                                   23,911          (23,443)
       Increase in accounts payable and accrued real estate
         taxes                                                                    6,158           78,038
       (Decrease) increase in deferred rental income                             (1,214)          12,204
       (Decrease) increase in tenants' security deposits                        (11,913)           6,266
                                                                            -----------------------------
Net cash flows provided by operating activities                               1,076,894        1,286,365

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to investment in real estate                                         (310,878)        (521,304)
                                                                            -----------------------------
Cash flows used in investing activities                                        (310,878)        (521,304)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions                                                                  (314,331)      (1,071,322)
                                                                            -----------------------------
Cash flows used in financing activities                                        (314,331)      (1,071,322)
                                                                            -----------------------------
Net increase (decrease) in cash and cash equivalents                            451,685         (306,261)
Cash and cash equivalents, beginning of year                                    301,355          607,616
                                                                            =============================
Cash and cash equivalents, end of year                                       $  753,040       $  301,355
                                                                            =============================


See accompanying notes.


                                      F-6 (B-21)

                     ChrisKen Partners Cash Income Fund L.P.
                        (A Delaware Limited Partnership)

                   Notes to Consolidated Financial Statements

                     Years ended December 31, 2002 and 2001

1.  Nature of Business

Organizational Data

ChrisKen   Partners  Cash  Income  Fund  L.P.  (CPCIF)  is  a  Delaware  Limited
Partnership, organized on May 4, 1987, with ChrisKen Income Properties, Inc. (Managing General Partner) and ChrisKen Limited Partnership I as the General Partners. Pursuant to a public offering (the Offering), CPCIF sold 37,732 limited partnership units at $500 for each unit. CPCIF has 99.9% ownership interests in Springdale Associates, Ltd. (Springdale) and Chicago I Self-Storage, Ltd. (Self-Storage). Springdale owns a 199-unit residential complex located in Waukesha, Wisconsin, and Self-Storage owns a 155,997 square-foot self-storage facility located in Chicago, Illinois.

Segments of Business

The Partnership owns and operates rental real estate located in the Midwest United States. It has two segments of business, a residential apartment complex and a self-storage facility, neither of which utilizes long-term leases. No single tenant is significant to the Partnership's business.

Information related to these segments for the years ended December 31, 2002 and 2001 is as follows:


                                                          Year ended December 31, 2002
                                      ---------------------------------------------------------------------
                                        Residential          Self
                                        Apartment            Storage
                                        Complex              Facility       Partnership     Consolidated
                                      ---------------------------------------------------------------------

Property operating revenues             $1,754,475           $1,089,322           -       $ 2,843,797

Property operating expenses               (783,683)            (445,618)          -        (1,229,301)
                                      ---------------------------------------------------------------------
        Operating income                   970,792              643,704           -         1,614,496

Reconciliation to net income
        General and administrative
        expense                           (214,433)            (247,457)      (115,637)      (577,527)

        Depreciation expense              (408,310)            (206,659)          -          (614,969)

        Interest income                      1,616                   -             970          2,586
                                      ---------------------------------------------------------------------
Net income (loss)                       $  349,665           $  189,588     $ (114,667)   $   424,586
                                      =====================================================================

Capital improvements                    $  191,443           $  119,435           -       $   310,878
                                      =====================================================================

Total assets                            $6,012,702           $4,300,610     $1,012,674    $11,325,986
                                      =====================================================================


                                      F-7 (B-22)

                                                          Year ended December 31, 2002
                                      ---------------------------------------------------------------------
                                        Residential          Self
                                        Apartment            Storage
                                        Complex              Facility       Partnership     Consolidated
                                      ---------------------------------------------------------------------

Property operating revenues             $1,707,306           $1,269,786           -       $ 2,977,092

Property operating expenses               (720,874)            (540,839)          -        (1,261,713)
                                      ---------------------------------------------------------------------
        Operating income                   986,432              728,947           -         1,715,379

Reconciliation to net income
        General and administrative
        expense                           (169,115)            (259,722)      (117,558)      (546,395)

        Depreciation expense              (390,657)            (207,822)          -          (598,479)

        Interest income                      4,813                   -          19,672         24,485
                                      ---------------------------------------------------------------------
Net income (loss)                       $  431,473           $  261,403     $ ( 97,886)   $   594,990
                                      =====================================================================

Capital improvements                    $  347,664           $  173,640           -       $   521,304
                                      =====================================================================

Total assets                            $6,481,259           $4,555,172     $  186,269    $11,222,700
                                      =====================================================================

2.  Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CPCIF, Springdale, and Self-Storage (collectively, the Partnership). Inter-company balances and transactions have been eliminated. Amounts attributable to the minority interests in Springdale and Self-Storage have not been reflected as those amounts are not material.

Cash Equivalents

The Partnership considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Investment in Real Estate

During 1997, the Partnership began marketing the property owned by Springdale to potential buyers and planned to sell it during 1998. In accordance SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Partnership reclassified the real estate property owned by Springdale to assets held for sale during 1997 and discontinued recognition of depreciation expense.

In February 1998, a lawsuit was filed against the Partnership by a prospective buyer of the Springdale property. The lawsuit was settled as of June 1, 1998, and the Partnership has ceased marketing the Property for sale and has no present plans to dispose of the Property. Accordingly, as of June 1, 1998, the Springdale Property is no longer considered as assets held for sale and the net book value of $6,664,000 has been reclassified as an investment in real estate.

Depreciation of property and improvements held for investment is computed using the straight-line method over the estimated useful lives of the assets. Nonresidential properties are depreciated over 31.5 years, and related equipment is depreciated over seven years. Prior to the decision to hold the Springdale Property for sale, residential property was depreciated over 27.5 years and related equipment was depreciated over 7 years. As of June 1, 1998, depreciation for residential property is based on the net book value of the property and is computed by the straight-line method over the remaining 16.75 year life of the residential property and average remaining 3.5 year life for equipment.

In accordance with SFAS 144, and prior to the adoption of SFAS No. 121, the Company records impairment losses on long lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated over their expected holding periods are less than the carrying amounts of those assets. Impairment losses are measured as the difference between carrying value and fair value for assets


                                      F-8 (B-23)
to be held in the portfolio. For assets to be sold, impairment is measured as the difference between carrying value and fair value, less costs to dispose. Fair value may be based upon estimated cash flows discounted at a risk-adjusted rate of interest, comparable or anticipated sales in the marketplace, or estimated replacement cost, as adjusted to consider the costs of retenanting and repositioning those properties which have significant vacancy issues, depending on the facts and circumstances of each property.

Rental Revenue

The Partnership recognizes rental revenues as they are due in accordance with the terms of the respective tenant operating leases. This method of rental recognition approximates a straight-line basis due to the short-term nature (generally one year or less) of tenant leases.

Fair Value of Financial Instruments

SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate that value. Substantially all financial instruments reflected in the Partnership's consolidated balance sheet, consisting of cash and cash equivalents, restricted cash, accounts receivable, and accounts payable, are, by their terms, equivalent with respect to carrying and fair values. Management is not aware of the existence of any off-balance-sheet financial instruments.

Income Taxes

The Partnership is not liable for federal income taxes. Each partner includes his proportionate share of partnership income or loss in his own tax return. Therefore, no provision for income taxes is made in the consolidated financial statements of the Partnership.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

3.  Basis of Presentation

The Partnership maintains its accounting books and records in accordance with the Internal Revenue Code's rules and regulations. The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States which will differ from the federal income tax basis method of accounting due to the different treatment of various items as specified in the Internal Revenue Code, principally impairment loss, depreciation expense, and prepaid rent. The net effect of these accounting differences is that the net income in the financial statements for 2002 is approximately $130,000 lower than the taxable income of the Partnership. The aggregate cost of real estate for federal income tax purposes at December 31, 2002 is approximately $14,200,000.

4.  Partnership Agreement

The Partnership Agreement provides that profits, losses, and cash distributions be allocated 10% to the General Partners and 90% to the Limited Partners, except that: (a) cash distributions to the General Partners will be subordinated to the Limited Partners' receiving their non-cumulative, non-compounded annual preferred return of 7% per annum on their aggregate contributed capital (the Annual Preferred Return), as defined; and (b) the special allocation provisions, as defined, in the event of a refinancing, sale, or other disposition of the property of the Partnership. Distributions are payable quarterly within sixty days of each quarters' end. Distributions to Limited Partners in 2000 were sufficient to meet the Annual Preferred Return and the first quarter of 2001, $139,865 was distributed to the General Partners. The Annual Preferred Return was not met in 2001 or 2002.

Net sale or refinancing proceeds, as defined, to the extent distributed, will be allocated to the Limited Partners until the Limited Partners receive distributions equal to their adjusted investment in the Partnership, together with an amount, to the extent not previously paid, necessary to yield an annual return on their adjusted investment of 10% per annum, which shall be cumulative but non-compounded. Thereafter, 85% of any additional net sale or refinancing proceeds will be allocated to the Limited Partners, and 15% will be allocated to the General Partners. Net proceeds from a sale may not be reinvested in new properties by the Partnership after the Partnership has completed its second year of operations. Net proceeds from a refinancing will be reinvested only to the extent necessary for improvements and repairs to existing properties.

                                      F-9 (B-24)

The Partnership shall continue until December 31, 2027, unless sooner terminated pursuant to the applicable provisions of the Partnership Agreement.

The Partnership Agreement provides that the Partnership is to maintain working capital reserves in an amount not less than 2% of the proceeds of the Offering. However, to the extent that these reserves are utilized to fund unanticipated cash requirements, the reserves can be decreased. At December 31, 2002, cash restricted for working capital reserve purposes was $377,320.

5.  Related Party Transactions

The Partnership pays management fees to CREMCO, L.L.C., an affiliate of the General Partners. Management fees are calculated at 5% of gross collections, as defined, for Springdale and 6% of gross collections, as defined, for
Self-Storage. Total management fees for 2002 and 2001 were $151,626 and $161,293, respectively. The management agreements are subject to annual renewal. In addition, the Partnership reimburses CREMCO, L.L.C. for personnel costs directly attributable to property operations, totaling $339,074 and $312,032 in 2002 and 2001, respectively. These costs are included in property operations expenses in the accompanying consolidated statements of income. Unpaid fees and reimbursements, aggregating $9,209 at December 31, 2002 are included in accounts payable and accrued expenses in the accompanying balance sheet.

An affiliate of the General Partners rented space at Self-Storage. Rent was based on a percentage of net income of the affiliate and totaled $3,000 and $8,500, in 2002 and 2001, respectively.



                                      F-10 (B-25)

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.



                   (Balance of page intentionally left blank.)

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT.

     The Partnership does not have directors or officers. The General Partners of the Partnership are ChrisKen Income Properties, Inc., an Illinois corporation, as Managing General Partner, and ChrisKen Limited Partnership I, an Illinois limited partnership, as Associate General Partner.

     Mr. John F. Kennedy and Mr. John S. Marten own issued and outstanding shares of the Managing General Partner. Mr. Kennedy is the President and a Trustee of ChrisKen Residential Trust, the controlling entity of CREMCO, L.L.C., the management agent for the Specified Properties. Mr. Marten is a former Executive Vice President - Property Management and Trustee of ChrisKen Residential Trust. The sole officer and director of the Managing General Partner is John F. Kennedy, who also it its President and Secretary. The general partners of the Associate General Partner are Mr. Kennedy and ChrisKen Equities, Inc., an affiliate.

     The following is a list of the executive officers and directors of the Managing General Partner as of March 15, 2003:

        NAME                   AGE            POSITION

        John F. Kennedy        52             Director, President and Secretary

     John F. Kennedy has been a Director, President (Vice President until 1994) and Secretary of the Managing General Partner since 1989 and is a general partner of the Associate General Partner. Mr. Kennedy is President, Chief Executive Officer, Chief Operating Officer and a Trustee of ChrisKen Residential Trust, the controlling entity of CREMCO, L.L.C., the management agent of the Specified Properties. Mr. Kennedy has also been an officer, director and shareholder of several ChrisKen affiliates. Mr. Kennedy is currently a general partner in 5 affiliated private real estate limited partnerships located primarily in the Midwest as well as a principal of ChrisKen Growth & Income L.P. II, a public real estate limited partnership. Prior to co-founding The ChrisKen group of companies, he was involved from 1977 to 1978 with marketing various properties for American Invsco, a condominium conversion firm headquartered in Chicago. Mr. Kennedy holds a Bachelor of Arts degree from DePaul University. Mr. Kennedy has been a licensed real estate broker since 1981.

ITEM 10.  EXECUTIVE COMPENSATION.

     The Partnership does not have directors or officers. Furthermore, the Partnership is not required to pay the officers and directors of its General Partners compensation in such capacities. However, the Partnership is required to pay certain fees, make distributions and allocate a share of the profits or losses of the Partnership to the General Partners as described under the caption "Management Compensation" on pages 16 through 19 of the Partnership's Prospectus, which description is incorporated herein by reference.

     The following is a schedule of the compensation paid for the period ended December 31, 2002, by the Partnership to the General Partners or their Affiliates and a description of the transactions giving rise to such compensation:

Description of Transaction and                                     Amount of
Entity Receiving Compensation                                     Compensation

Reimbursement of property operating payroll costs to
   affiliate of General Partners                                   $ 339,074
Property Management Fee to affiliate of the General Partners         151,626
                                                                   ---------
                                                        Total      $ 490,700
                                                                   =========

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     (a) To the best knowledge of the Partnership, as of December 31, 2002, and March 15, 2003, no person held more than five percent (5%) of the Units.

     (b) The Partnership, as an entity, does not have any directors or officers. As of December 31, 2002, and March 15, 2003, 1,494 Limited Partners beneficially owned 35,965 Units. Messrs. Kennedy and Marten each own 245.3 (.7%) and, 235.3 (.7%) Units, respectively.


ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     CREMCO, L.L.C., an affiliate of the General Partners, has provided management services for the Specified Properties, since July 1, 2000. The duties and responsibilities of the management agent include supervision of the day-to-day management of the operations of the Specified Properties, provision of long-range planning, and providing such assistance and consultation to the Managing General Partner as may be necessary to provide for the efficient administration and the protection of the Specified Properties. Fees paid for management services are in addition to the General Partners' distributive share of cash flow. CREMCO, L.L.C. earned $151,626 and $161,293 in 2002 and 2001, respectively, for such management services. In addition, the Partnership reimbursed CREMCO, L.L.C. for payroll expenses for personnel directly related to property operations totaling $339,074 and $312,032 in 2002 and 2001, respectively.

     CREMCO, L.L.C. may be subject to conflicts of interest in the allocation of personnel and time to the Specified Properties since it renders similar services to other partnerships. However, the General Partners believe that CREMCO, L.L.C. has sufficient personnel and other required resources to discharge all of its responsibilities to the various properties, including the Specified Properties, that it manages.

     Neither the General Partners nor their affiliates are prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with the Partnership. However, no rebates or "give ups" may be received by the General Partners or any such affiliates of the General Partners, nor may the General Partners or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Limited Partnership Agreement.

     The Partnership may enter into other transactions with an affiliate, provided that such transactions will be conducted by the General Partners on terms which are not less favorable to the Partnership than those available from others, the fees and other terms of the contract are fully disclosed and such party must have been previously engaged in such business independently of the Partnership and as an ordinary and ongoing business.

     An affiliate, ChrisKen Support Services, Inc., of the General Partners leases space at Gold Coast Storage on the same terms as offered to third parties. During 2002 and 2001 the Partnership recognized rental revenue of $3,000 and $8,500, respectively, from this lease. Mr. Kennedy, President and a Trustee of ChrisKen Residential Trust, the entity that controls CREMCO, L.L.C. and Mr. John S. Marten, a former Executive Vice President - Property Management and Trustee of ChrisKen Residential Trust, own 245.3 and 235.3 Units of the Partnership, respectively.

     Upon the sale or refinancing of a real estate investment purchased by the Partnership, the General Partners will receive real estate brokerage commissions in an amount equal to the lesser of: (a) 3% of the gross sales price of the property; or (b) the competitive real estate commission if they have rendered such services; provided, however, that payment of such commissions to the General Partners shall be subordinated to receipt by the Limited Partners of their Adjusted Investment and Preferential Distribution. Reference is made to
Note 5 of the Notes to the Consolidated Financial Statements for amounts paid to related parties.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K.

     (a)  The  following   exhibits  are  included  herein  or  incorporated  by
reference:

NUMBER EXHIBIT

(3)       Certificate  of Limited  Partnership  (incorporated  by reference from
          Exhibit 3 of the Registrant's Form S-11 Registration Statement filed June 9, 1987, S.E.C. File No. 33-14921).

(4) Limited Partnership Agreement of Registrant dated as of August 3, 1987 (incorporated by reference from Exhibit 3.1, Registrant's Form S- I 1 Registration Statement filed June 9, 1987, S.E.C. File No. 33-14921).

(10)(1) Property Management Agreement between Registrant and ChrisKen Real Estate Management Company (incorporated by reference from Exhibit 19.1 to the Registrant's Form S-11 Registration Statement filed June 9, 1987, S.E.C. File No. 33-14921).

(28)(1) Pages 16-19 of final Prospectus dated August 28, 1987, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended.

     (b) Reports on Form 8-K.

     The Partnership did not file any reports on Form 8-K during the quarter ended December 31, 2002.

99.1 Certification of CEO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.2 Certification of CFO pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

ITEM 14.  CONTROLS AND PROCEDURES.

     A. Evaluation of Disclosure Controls and Procedures

     The principal executive officer of our managing general partner, John F. Kennedy, and the principal financial officer of our managing general partner, Robert Mayer, evaluated on January 15, 2003 the effectiveness of the design and operation of our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. As a result of this evaluation, these executive officers have concluded that, as of such date, the design and operation of our disclosure controls and procedures were adequate and designed to ensure that material information relating to us would be made known to them.

     B. Changes in Internal Controls

     Since the date of the evaluation of our disclosure controls and procedures by Mr. Kennedy and Mr. Mayer described above, there have been no significant changes in our internal controls or in other factors that could significantly affect our disclosure controls and procedures.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      CHRISKEN PARTNERS CASH INCOME
                                      FUND L.P.


                                      By:      ChrisKen Income Properties, Inc.,
                                               Managing General Partner

Date: April 7, 2003                   By:      /S/ JOHN F. KENNEDY
                                               -------------------

                                               John F. Kennedy
                                               Director and President

     In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: April 7, 2003                   By:      /S/ JOHN F. KENNEDY
                                               -------------------

                                               John F. Kennedy, Director
                                               and President of the
                                               Managing General Partner

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, John F. Kennedy, certify that:

1. I have reviewed this annual report on Form 10-KSB of ChrisKen Partners Cash Income Fund L.P., a Delaware limited partnership;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have: a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared; b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions): a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 7, 2003

/s/John F. Kennedy
-----------------------
John F. Kennedy
Chief Executive Officer
ChrisKen Income Properties, Inc.,
Managing General Partner
ChrisKen Partners Cash Income Fund L.P.

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


I, Robert Mayer, certify that:

1. I have reviewed this annual report on Form 10-KSB of ChrisKen Partners Cash Income Fund L.P., a Delaware limited partnership;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have: a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared; b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions): a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: April 7, 2003

/s/Robert Mayer
-----------------------
Robert Mayer
Chief Financial Officer
ChrisKen Income Properties, Inc.,
Managing General Partner
ChrisKen Partners Cash Income Fund L.P.